UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Exchange Act of 1934 (Amendment No. )

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HUBBELL INCORPORATED

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement)

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Notice of 2014 Annual Meeting
of Shareholders

Tuesday, May 6, 2014

9:00 A.M. local time

Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484

ITEMS OF BUSINESS

(1)	To elect the 12 members of the Board of Directors named in the Proxy Statement.
(2)	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014.
(3)	The approval, on an advisory, non-binding basis, of the compensation of our named executive officers as presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 6, 2014.
(4)	To transact any other business that properly comes before the meeting and any continuation, adjournment or postponement.

RECORD DATE

If you were a shareholder of record at the close of business on March 7, 2014, you will be entitled to notice of and to vote at the Annual Meeting.

WEBCAST

A webcast of the Annual Meeting will be available on our website, www.hubbell.com, on Tuesday, May 6, 2014, starting at 9:00 A.M. local time. An archived copy of the webcast will be available on our website for 12 months following the date of the Annual Meeting. Information on our website, other than our Proxy Statement and form of proxy, is not part of our solicitation materials.

VOTING

It is important that your shares are represented at the Annual Meeting. You can vote your shares using the Internet, by telephone or by requesting a paper proxy card to complete, sign and return by mail. Voting procedures are described in the Proxy Statement on page 6, the Notice of Internet Availability of Proxy Materials, and on the proxy card.

By Order of the Board of Directors

  Megan C. Preneta

  Corporate Secretary and Assistant General Counsel

March  19, 2014

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON May 6, 2014: This Notice of Annual Meeting and Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended 2013 are available at www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go to the website.

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Dear Fellow Shareholder:

I am pleased to invite you to the Hubbell Incorporated Annual Meeting of Shareholders which will be held on Tuesday, May 6, 2014 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

At this year’s meeting you will be asked to vote on the three proposals listed in the enclosed Notice of Annual Meeting – (1) the election of twelve nominees to serve on our Board of Directors for a term of one year, (2) the ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for 2014, and (3) the approval, on an advisory, non-binding basis, of the compensation of our named executive officers as presented in this Proxy Statement. Please take the time to review the information on each of the proposals contained inside the Proxy Statement. The Board of Directors recommends that you vote FOR each of the proposals.

As a shareholder, it is important that your shares are represented at the Annual Meeting in person or by proxy. Last year approximately 93% of all eligible votes were cast by shareholders at the Annual Meeting once again demonstrating the strong engagement and commitment of our shareholders to Hubbell. I encourage you to cast your vote and to continue your support of this great Company and its future prosperity.

On behalf of our Board of Directors, we thank you for your share ownership in Hubbell and look forward to seeing you at the meeting.

Very truly yours,

Timothy H. Powers

Chairman of the Board

March  19, 2014

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Proxy Statement

Annual Meeting Details

Date, Time and Place

The Annual Meeting is being held on Tuesday, May 6, 2014 at 9:00 A.M. local time at our corporate headquarters, 40 Waterview Drive, Shelton, Connecticut 06484.

Availability of Proxy Materials

Your proxy is being solicited for the Annual Meeting, or any adjournment, continuation or postponement of the Annual Meeting, on behalf of the Board of Directors of the Company. On March 18, 2014, we mailed a Notice of the Internet Availability of Proxy Materials to all shareholders of record advising that they could view all of the proxy materials (Proxy Statement, proxy card and Annual Report on Form 10-K) online at www.proxyvote.com, or request a paper or email copy of the proxy materials free of charge. We encourage all shareholders to access their proxy materials online to reduce the environmental impact and cost of our proxy solicitation. You may request a paper or email copy of the materials using any of the following methods:

•	By Internet: Go to www.proxyvote.com

•	By Phone: 1-800-579-1639

•	By Email: sendmaterial@proxyvote.com

Eligibility to Vote

You can vote if you held shares of Class A or Class B Common Stock as of the close of business on March 7, 2014. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. As of March 7, 2014, there were 7,167,506 shares of Class A Common Stock and 51,933,697 shares of Class B Common Stock outstanding and eligible to vote.

How to Vote

You may vote using any of the following methods:

•	By Internet: Go to www.proxyvote.com. Have your Notice of the Internet Availability of Proxy Materials or proxy card in hand when you go the website.

•	By Mail: If you have requested a paper copy of the proxy materials, complete, sign and return your proxy card in the prepaid envelope.

•	In Person: Shareholders who attend the Annual Meeting may request a ballot and vote in person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or record holder and present it to the inspectors of election with your ballot to be able to vote at the meeting.

•	By Phone: 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions.

You may revoke your proxy at any time prior to its use by any of the following methods:

•	Delivering to the Secretary of the Company written instructions revoking your proxy

•	Delivering an executed proxy bearing a later date than your prior voted proxy

•	If you voted by Internet or telephone, by recording a different vote on the Internet website or by telephone

•	Voting in person at the Annual Meeting

If you hold your shares in street name, you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

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Directions to Meeting

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Info section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

Proxy Summary

This summary highlights some of the important information contained in this Proxy Statement and does not include all of the information you should consider regarding the proposals being presented at the Annual Meeting. You should read the entire Proxy Statement before casting your vote. Page references are supplied to help you find more detailed information in this Proxy Statement.

Voting Items

Item 1 - Election of Directors (Page 11)

The table below presents information on each of the nominees for Director of the Company, including their principal occupation and relevant experience. Each of the nominees is a current Director of the Company and possesses the qualifications and experience recommended by the Nominating and Corporate Governance Committee, and approved by our Board, to serve as a Director.

Name	Principal Position	Director Since	Independent	Committee Membership*	Experience
Carlos M. Cardoso	Chairman, President and CEO, Kennametal Inc.	2013	Yes	A / C	Public company officer/director, operations, international, manufacturing
Lynn J. Good	President, CEO and Vice Chair, Duke Energy Corporation	2009	Yes	A / E / N	Public company officer/director, finance, auditing, accounting, utility industry
Anthony J. Guzzi	President and CEO, EMCOR Group, Inc.	2006	Yes	A / E / N	Public company officer/director, operations, distribution, manufacturing
Neal J. Keating	Chairman, President and CEO, Kaman Corporation	2010	Yes	A / N	Public company officer/director, international, operations, distribution
John F. Malloy	Chairman, President and CEO, Victaulic Company	2011	Yes	A / F	Private company officer/director, manufacturing, operations, distribution
Andrew McNally IV	Senior Advisor, Hammond, Kennedy, Whitney & Company	1980	Yes	C / E / F	Public company officer/director, finance, merchant banking, mergers
David G. Nord	President and CEO, Hubbell Incorporated	2013	No	E	Public company officer/director, finance, operations, strategic planning
G. Jackson Ratcliffe	Retired Chairman, President and CEO, Hubbell Incorporated	1980	Yes	E / F	Public company officer/director, finance, legal, strategic planning
Carlos A. Rodriguez	President and CEO, Automatic Data Processing, Inc.	2009	Yes	C / F	Public company officer/director, finance, international business, mergers
John G. Russell	President and CEO, CMS Energy & Consumers Energy	2011	Yes	C / N	Public company officer/director, finance, governance, utility industry
Steven R. Shawley	Retired Senior Vice President and CFO, Ingersoll-Rand Company	2014	Yes	A / F	Public company officer/director, finance, audit, manufacturing
Richard J. Swift	Retired Chairman, President & CEO, Foster Wheeler Ltd.	2003	Yes	C / E / N	Public company officer/director, finance, accounting, auditing, engineering
*	A – Audit, C – Compensation, E – Executive, F – Finance, N – Nominating/Corporate Governance.

Item 2 - Ratification of Auditors (Page 51)

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as the independent registered public accounting firm to audit the annual financial statements for the Company for the year 2014. While shareholder ratification of our independent auditors is not required, we are submitting the item to a vote as a matter of good corporate governance.

Item 3 - Advisory Vote on the Compensation of our Named Executive Officers (Page 53)

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Company is submitting to its shareholders an opportunity to cast an advisory (non-binding) vote on the compensation of the named executive officers (a “say on pay” vote). As discussed in the Compensation Discussion and Analysis, the Company’s compensation philosophy is designed to attract and retain highly-talented executives, deliver compensation

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that is competitive and fair compared to relevant benchmarks, reward strong Company performance, and motivate executives to maximize long-term shareholder returns. To achieve our philosophy, the Compensation Committee has implemented and maintains sound compensation governance practices with a strong orientation toward pay-for-performance. These practices include, among others:

•	Making 100% of the long-term incentive award value granted to the named executive officers subject to performance-based conditions

•	Setting performance goals and ranges at high levels and offering incentive compensation only upon achievement of such goals

•	Capping incentive award payouts and eliminating payouts for performance below a minimum threshold

•	Requiring executives to acquire and maintain significant ownership in Company stock equal to between 3 and 5 times their base salary

•	Maintaining a Compensation Recovery Policy to recover performance-based compensation from our senior executives, including the NEOs, under certain prescribed acts of misconduct and/or terminate the executive

The Company believes that its executive compensation program is designed both appropriately and effectively to achieve its overall objectives and ensure that the interests of its executives are aligned directly with the interests of its shareholders. At the Company’s 2011 Annual Meeting of Shareholders, 97% of the votes cast on our say on pay proposal were voted in favor of the Company’s executive compensation program. We believe these strong results indicate that our shareholders are generally supportive of our compensation approach. Accordingly, since 2011, the Compensation Committee has chosen largely to maintain the structure and components of the executive compensation program, while continuing to evaluate its effectiveness in meeting the Company’s compensation objectives. For example, in 2013 the Committee increased the weighting of the long-term incentive award component of the NEO’s compensation to be 100% performance-based and, therefore, more closely aligned with shareholder interests.

Although the say on pay vote is non-binding, the Compensation Committee values the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions.

Vote Recommendations and Requirements

A quorum is required to transact business at the Annual Meeting. The presence of the holders of Class A and Class B Common Stock, in person or by proxy, representing a majority of the voting power of the Company’s outstanding shares constitutes a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for quorum purposes. The following table summarizes the voting information for the three proposals to be considered at the Annual Meeting:

Item	Board Vote Recommendation	Vote Required	Broker Discretionary Voting Allowed
Election of Directors	FOR each Nominee	Plurality*	No
Ratification of Auditors	FOR	Majority of Votes Cast**	Yes
Advisory Vote on the Compensation of our NEOs	FOR	Majority of Votes Cast**	No
*	Plurality means that the nominees who receive the most votes cast “FOR” their election are elected as directors. Votes withheld and broker non-votes will not affect the election of directors.
**	“Majority of Votes Cast” means that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. Abstentions are not considered to be a vote cast and therefore will not affect the voting results. Because brokers have the discretionary authority to vote on the ratification of auditors, we do not expect any broker non-votes in connection with the ratification.

If your shares are held by a broker and you have not instructed the broker how to vote, your shares will not be voted with respect to the election of directors or the say on pay advisory vote, but your broker does have the discretion to vote your shares on the ratification of the auditors.

The Company does not intend to present any business at the Annual Meeting other than the items described in the Proxy Statement, and has no information that others will do so. The proxies appointed by our Board of Directors (and named on your proxy card) will vote all shares as the Board recommends above, unless you instruct otherwise when you vote. If a matter not described in this Proxy Statement is properly presented at the Annual Meeting, the named proxies will have the discretion to vote your shares in their judgment.

Business Highlights

2013 was another year of strong performance for our Company. We achieved record sales and earnings per diluted share. Net sales for the year ended 2013 were $3.184 billion, an increase of 5% compared to 2012; operating margin of 15.9% in 2013 increased 40 basis points compared to 15.5% in 2012; earnings per diluted share in 2013 increased 9% compared to 2012; and free cash flow (defined as cash flow from operations less capital expenditures) was 99% of net income in 2013. Each of these measures is a main driver of our pay for performance compensation structure as they are indicators of strong Company performance and shareholder value. The Company rewards its executives for achievements in these areas as further described in the Compensation Discussion and Analysis beginning on page 26.

We also remained committed to deploying our capital in value creating ways. We increased the dividend by 11%, spent $125M on acquisitions and share repurchases, and increased spending on capital expenditures by 20% to help fund productivity programs and new product development. We also introduced four key strategic objectives designed to align the Company around the concept of “One Hubbell”. These key objectives – serving our customers, operating with discipline, growing the enterprise and developing our people – have unified and energized the Company’s focus on delivering reliable, electrical solutions to our customers and attractive returns to our shareholders. In 2013, our shareholders enjoyed a total return of 28%.

Executive Appointments

On January 1, 2013, Mr. David G. Nord was appointed to the position of President and Chief Executive Officer of the Company, succeeding Mr. Timothy H. Powers, who remained our executive Chairman of the Board until his retirement in May 2013. In May 2013 he was re-elected to the Board and appointed non-executive Chairman.

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Executive Compensation

The Company’s executive compensation program is focused on providing competitive pay to our executives for their contributions towards the Company’s strategy and goals and for delivering strong Company performance. Our pay for performance philosophy ensures that the interests of our executives are aligned with those of our shareholders by allocating a significant portion of the total compensation payable to our executives to short- and long-term performance-based goals. The balance of executive compensation takes the form of a fixed base salary, retirement and employee benefits generally offered to other employees, and limited perquisites, in each case designed to fulfil the objective of attracting and retaining key executive talent.

Primary Components of 2013 Compensation Program

Compensation Elements	Characteristics	Purpose
Base Salary	Fixed. Cash payment based on scope of responsibility, experience and individual performance.	Offers a stable source of income based on the executive’s functional role and responsibilities, competitive position and the ability to influence Company performance.
Short-Term Incentive Awards	Variable. Performance-based opportunity. Annual cash incentive tied to achievements of designated short-term financial and strategic objectives.	Intended to motivate and reward executives for achievements of Company financial and strategic objectives.
Long-Term Incentive Awards	Variable. Performance-based opportunity. Equity incentive awards that are 100% based on performance relative to pre-established measures: 50% SARS, 25% performance based restricted stock, and 25% performance shares.	Intended to create alignment with shareholders and promote achievement of longer term financial and strategic objectives.

Pay Mix. As shown in the charts below, the pay mix of our named executive officers and our CEO as reviewed by the Compensation Committee is consistent with external market practices:

Base Salary	Short-term Incentive Target	Long-term Incentive

HUBBELL NEOs (EXCLUDING CEO)	PEER GROUP MEDIAN

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Performance Measures. The short-term incentive award opportunities for our named executive officers are based upon achievements with respect to certain performance metrics approved by our Compensation Committee. For 2013, earnings per share, free cash flow, operating profit and certain strategic objectives were selected as the measures upon which short-term incentive awards could be earned. The performance targets, weightings and payouts for each of these measures are discussed in detail in the “Short-Term Incentive Compensation” section on page 31.

Compensation Awarded in 2013. The table below provides an overview of the compensation paid to or earned by our named executive officers in 2013 (see the complete Summary Compensation Table on page 39 for more detail):

Name and Principal Position	Salary ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings ($)	All Other Compensation ($)	Total ($)
D. G. Nord President and CEO	900,000	2,196,158	1,500,240	918,000	1,108,809	125,814	6,749,021
W. R. Sperry Senior Vice President and CFO	442,100	549,006	375,054	315,700	—	61,867	1,743,727
G. N. Amato Group Vice President	500,200	549,006	375,054	423,700	362,168	23,362	2,233,490
W. T. Tolley Group Vice President	441,400	396,626	270,865	281,200	160,036	41,543	1,591,670
S. H. Muse Group Vice President	450,200	335,499	229,215	327,700	—	40,655	1,383,269

Director Compensation

Our compensation program for non-management Directors consists of an annual:

•	Board retainer - $75,000 (Chair - $100,000)

•	Committee retainer - Audit (Member - $10,000, Chair - $20,000), Compensation (Member - $7,000, Chair - $15,000), Finance (Member - $5,000, Chair - $13,000) and Nominating and Corporate Governance (Member - $5,000, Chair - $13,000)

•	Restricted Stock - Grant of $110,000 in value of Class B Common Stock upon election at each annual meeting which vests at the following year’s meeting if the Director is still serving (or earlier, upon death or a change in control)

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ELECTION OF DIRECTORS - ITEM 1

The Company’s By-Laws provide that the Board of Directors shall consist of between three and thirteen Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at twelve as of the 2014 Annual Meeting.

Director Qualifications and Experience

The Nominating and Corporate Governance Committee (“NCGC”) works with the Board annually to determine the appropriate characteristics, skills and experience for the Board and its individual members to properly oversee the interests of the Company and its shareholders.

The NCGC recommends candidates for Board membership using the selection criteria outlined in the Corporate Governance Guidelines and other factors it deems necessary to fulfil its objectives. Candidates are evaluated on the basis of their individual qualifications and experience, and in the context of the Board as a whole. The Board does not have a formal policy on diversity, rather its objective is to assemble a Board with diverse experience in various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment. Below is a list of some of the qualifications and experience sought by the NCGC in recommending candidates for nomination to the Board:

•	Ability to make independent analytical inquiries

•	Marketing, finance, operations or other relevant public company experience

•	Education

•	Financial literacy

•	Professional background

•	Corporate governance experience

•	Current or former public company officer

•	Experience in the Company’s industry

•	Public company board service

•	Academic expertise in an area of the Company operations

In determining whether to recommend a current Director for re-election, the NCGC will also consider:

•	Past attendance at meetings

•	Service on other boards

•	Participation in and contributions to Board activities

Each Director nominee possesses the appropriate qualifications and experience for membership to the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board competence and experience in a wide variety of areas to serve the interests of the Company and its shareholders.

Director Nominees

The following nominees are proposed by the Board to stand for election at the 2014 Annual Meeting of Shareholders and to serve as Directors until the 2015 Annual Meeting and until their successors have been elected and qualified. All of the nominees are current Directors and were elected by the Company’s shareholders, except for Mr. Shawley who was appointed to the Board in 2014. Mr. Shawley was recommended to the Board by one of our independent directors. In the event that any of the nominees for Director should become unavailable, it is intended that the shares represented by the proxies will be voted for any substitutes nominated by the Board of Directors, unless the number of Directors constituting the full Board is reduced. The following biographies provide information on the principal occupation of each of the Director nominees:

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Carlos M. Cardoso

Age: 56
Director Since: 2013
Committees: Audit and Compensation
Designation: Independent
Directorships: Kennametal Inc., since 2008; Stanley Black & Decker, Inc., since 2007

Mr. Cardoso has served as Chairman, President and Chief Executive Officer of Kennametal Inc. (publicly traded manufacturer of metalworking tools and wear-resistant products) since January 2008. Previously, he held the position of President and Chief Executive Officer (2006 – 2008), and also served as Kennametal’s Executive Vice President and Chief Operating Officer from January 2005 to December 2005, and Vice President and President, Metalworking Solutions and Services Group from 2003 to 2004.

Skills and Qualifications

Mr. Cardoso brings to the Board CEO, COO, manufacturing, international business and public company Board experience, including:

•	Significant manufacturing and operations experience having served as President of the Pump Division of Flowserve Corporation, a manufacturer/provider of flow management products and services, Vice President and General Manager, Engine Systems and Accessories, for Honeywell International, Inc., a technology and manufacturing company, and Vice President Manufacturing Operations for Colt’s Manufacturing Company, LLC, a maker of firearms

•	Membership on the Boards of Stanley Black & Decker, Inc., a diversified global provider of hand and power tools and accessories, the National Association of Manufacturers (NAM), and is Chairman of the Board of Trustees of MAPI

Lynn J. Good

Age: 54
Director Since: 2009
Committees: Audit (Chair), Executive, and Nominating and Corporate Governance
Designations: Independent; Audit Committee Financial Expert
Directorship: Duke Energy Corporation

Ms. Good has served as President, Chief Executive Officer and Vice Chair of Duke Energy Corporation (a publicly traded electric power transmission and distribution business) since July 2013. Prior to that, she served as Executive Vice President and Chief Financial Officer from 2009 to 2013, Group Executive and President of Duke Energy’s Commercial Businesses from 2007 to 2009, and Treasurer from 2006 to 2007. She also held the position of Executive Vice President and Chief Financial Officer of Cinergy Corp. (a utility holding company) prior to its acquisition by Duke Energy from 2005 to 2006.

Skills and Qualifications

Ms. Good brings to the Board CEO, CFO, auditing, public company board, and extensive executive management experience in the utility industry, including:

•	Serving as President and CEO, and a Director of Duke Energy

•	Significant financial experience as Executive Vice President and CFO of Duke Energy, Senior Vice President and Treasurer; President of Commercial Business; and CFO and Controller of a utility holding company acquired by Duke Energy

•	10 years as a Partner at Arthur Anderson LLP, 1 year at Deloitte & Touche LLP and 29 years as a Certified Public Accountant

Anthony J. Guzzi

Age: 50
Director Since: 2006
Committees: Nominating and Corporate Governance (Chair), Audit, and Executive
Designations: Independent; Lead Director
Directorship: EMCOR Group, Inc., since 2009

Mr. Guzzi has served as President and Chief Executive Officer of EMCOR Group, Inc. (a publicly traded mechanical, electrical construction and facilities services company) since January 2011. Previously, he was President and Chief Operating Officer from 2004 to 2010. He also served as President, North American Distribution and Aftermarket of Carrier Corporation (HVAC and refrigeration systems), a subsidiary of United Technologies Corporation from 2001 to 2004, and President, Commercial Systems and Services in 2001.

Skills and Qualifications

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations, consulting, and public company board experience, including:

•	Serving as President and CEO and a Director of EMCOR Group, Inc., a corporation specializing in electrical and mechanical construction and facilities services

•	Extensive experience in manufacturing and distribution having served as President, North American Distribution and Aftermarket, and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies Corporation

•	Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

Neal J. Keating

Age: 58
Director Since: 2010
Committees: Audit, and Nominating and Corporate Governance
Designation: Independent
Directorship: Kaman Corporation, since 2007

Mr. Keating has served as the Chairman of the Board, President and Chief Executive Officer of Kaman Corporation (a publicly traded aerospace and industrial distribution company), since 2008. Prior to that, he held the position of President and Chief Operating Officer of Kaman from 2007 to 2008. From 2004 to 2007, he held the position of Chief Operating Officer of Hughes Supply (a wholesale distributor acquired by Home Depot).

Skills and Qualifications

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience, and a strong background in international operations, distribution, and mergers and acquisitions, including:

•	Serving as Chairman of the Board and CEO of Kaman Corporation, a public manufacturing corporation that serves the aerospace and industrial distribution industries

•	Past experience as COO of Hughes Supply and Executive Vice President and COO of Rockwell Collins, Commercial Systems

•	Former Managing Director and CEO of GKN Aerospace, and Director of GKN plc, an international aerospace, automotive and land systems business

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John F. Malloy

Age: 59
Director Since: 2011
Committees: Audit and Finance
Designation: Independent
Directorships: Victaulic Company, since 2006; Lehigh Gas Partners, since 2012

Mr. Malloy has served as the Chairman of the Board, President and Chief Executive Officer of Victaulic Company (a privately held mechanical pipe joining systems company) since 2006. Prior to that, he held the position of President and Chief Executive Officer from 2004 to 2006 at Victaulic, and also President and Chief Operating Officer from 2002 to 2004.

Skills and Qualifications

Mr. Malloy brings to the Board many years of senior management, operations, economic and strategic planning experience having served as the CEO and COO of a global manufacturing and distribution company, including:

•	12 years of executive management experience at a leading worldwide manufacturing company

•	Over 15 years of experience in various senior level strategic planning positions at United Technologies Corporation

•	Holds a Ph.D. in economics and has taught courses in Economics at Hamilton College

Andrew McNally IV

Age: 74
Director Since: 1980
Committees: Finance (Chair), Compensation, and Executive
Designation: Independent

Mr. McNally has served as a Senior Advisor for Hammond, Kennedy, Whitney & Company (a private merchant banking firm) since 2007 and as Partner from 1998 to 2006. He has also served as a Member of McNally Investments (a private merchant banking firm) since 2005. Previously, he held the position of Chairman and Chief Executive Officer of Rand McNally (printing, publishing and map-making) from 1993 to 1998, President and Chief Executive officer from 1978 to 1993, and President from 1974 to 1978.

Skills and Qualifications

Mr. McNally brings to the Board many years of CEO, management and operations experience in the publishing industry and public and private company boards, as well as an extensive background in finance and merchant and investment banking, including:

•	Past Chairman and CEO of Rand McNally, a company engaged in printing, publishing and map-making

•	Former Director of numerous public and private corporations, including Reinhold Industries, Inc., Burns International Service Corp. (acquired by Securitas AB), Zenith Electric Corp., Mercury Finance, and First Illinois Corporation

•	Former Partner and current Senior Advisor, Hammond, Kennedy, Whitney & Company, a merchant banker, and a partner in McNally Investments, a merchant banker

David G. Nord

Age: 56
Director Since: 2013
Committee: Executive
Designation: Not Independent

Mr. Nord has served as President and Chief Executive Officer of the Company since January 2013 after having served in the role of President and Chief Operating Officer since June 2012. Prior to that, he held the position of Senior Vice President and Chief Financial Officer of the Company from September 2005 to June 2012.

Skills and Qualifications

Mr. Nord brings to the Board extensive financial, operational, and strategic planning experience, and a strong background in the manufacturing industry having served as a senior executive at 2 global manufacturing companies, including:

•	Serving as the Company’s Senior Vice President and CFO for 7 years and as COO prior to his appointment to CEO in 2013

•	10 years in various senior leadership positions at United Technologies Corporation including Vice President-Finance and CFO of Hamilton Sundstrand Corporation, one of its principal subsidiaries

•	Roles of increasing responsibility at The Pittston Company, a publicly held multinational corporation, and Deloitte & Touche

G. Jackson Ratcliffe

Age: 77
Director Since: 1980
Committees: Executive (Chair) and Finance Designation: Independent
Directorship: Sunoco, Inc. (1998 - 2009)

Mr. Ratcliffe has served the Company as Chairman of the Board from 1987 to 2004, and Chairman of the Board, President and Chief Executive Officer from 1987 to 2001. Previously, he held senior executive positions in the Company’s finance and legal departments.

Skills and Qualifications

As the former Chairman, President and CEO of the Company, Mr. Ratcliffe brings to the Board deep knowledge of the Company’s businesses and industry and with that extensive experience in strategic planning, mergers and acquisitions, and public company board service, including:

•	38 years of service with the Company — 14 years as President and CEO, 17 years as Chairman, and 7 years as CFO

•	Extensive legal (in-house counsel and private practice) background having served as the Company’s Chief Legal Officer for 6 years

•	Past service on the boards of 9 public and private companies, including Sunoco, Inc., Praxair, Inc., Barnes Group, Inc., Olin Corporation, and Aquarion Company

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Carlos A. Rodriguez

Age: 49
Director Since: 2009
Committees: Compensation and Finance
Designation: Independent
Directorship: Automatic Data Processing, Inc., since 2011

Mr. Rodriguez has served as President and Chief Executive Officer of Automatic Data Processing, Inc. (“ADP”) (a publicly traded payroll and tax processing, and business services company) since November 2011. Previously, he served as President and Chief Operating Officer of ADP from May to November 2011, as President, National Account Services and Employer Services International from 2010 to 2011, as Division President for ADP’s Small Business Services and the Professional Employer Organization from 2007 to 2010, and as Division President, Professional Employer Organization from 1999 to 2007.

Skills and Qualifications

Mr. Rodriguez brings to the Board several years of experience as a public company executive officer and a strong background in finance, general management, international business and operations, including:

•	Serving as the current President and CEO of ADP, one of the largest payroll and tax filing processors in the world

•	Holding the position of CFO and other high level finance experience with a public company acquired by ADP and two privately held corporations

John G. Russell

Age: 56
Director Since: 2011
Committees: Compensation, and Nominating and Corporate Governance
Designation: Independent
Directorships: CMS Energy Corporation and Consumers Energy Company, since 2010

Mr. Russell has served as the President and Chief Executive Officer of CMS Energy Corporation (“CMS Energy”) and Consumers Energy Company (“Consumers Energy”) (a publicly traded electric and natural gas utility) since 2010. Previously, he held the position of President and Chief Operating Officer of Consumers Energy from 2004 to 2010.

Skills and Qualifications

Mr. Russell brings to the Board many years of experience as a public company executive officer and Director in the utility industry, and possesses a strong background in operations, regulated utilities and governance, including:

•	Serving as the President and CEO of CMS Energy and Consumers Energy, and previously as COO

•	Over 30 years of both hands-on and leadership experience in the utility industry which represents a significant part of the Company’s overall business

•	Serving on the boards of CMS Energy and Consumers Energy

Steven R. Shawley

Age: 61
Director Since: 2014
Committees: Audit and Finance
Designations: Independent; Audit Committee Financial Expert
Directorship : GrafTech International, since 2010

Mr. Shawley served as the Senior Vice President and Chief Financial Officer of Ingersoll-Rand Company (a publicly traded manufacturer of climate solutions, and industrial and security technologies) from 2008 to 2013. Previously, he held the position of Senior Vice President and President of Ingersoll-Rand’s Climate Control Technologies business from 2005 to 2008.

Skills and Qualifications

Mr. Shawley brings to the Board extensive leadership experience as a public company executive officer and Director, and a strong background in finance, accounting and audit, including:

•	Over 14 years of experience as a public company officer, including serving as the Senior Vice President and CFO of Ingersoll-Rand and President of one of its major business sectors

•	Holding multiple financial roles of increasing responsibility over the course of 30+ years including audit, accounting, financial planning and as the controller of Westinghouse Electric Corporation’s largest manufacturing division and CFO of its Thermo King subsidiary

•	Serving on the board of a public company and as Chair of its Audit Committee

Richard J. Swift

Age: 69
Director Since: 2003
Committees: Compensation (Chair), Executive, and Nominating and Corporate Governance
Designation: Independent
Directorships: CVS/Caremark Corporation, since 2006; Ingersoll-Rand Company, PLC, since 1995; Kaman Corporation, since 2002; Public Service Enterprise Group Incorporated, since 1994

Mr. Swift served as the Chairman of the Financial Accounting Standards Advisory Council from 2002 to 2006. Previously, he held the position of Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services) from 1994 to 2001.

Skills and Qualifications

Mr. Swift possesses CEO experience, extensive public company board experience, and a strong finance, engineering and corporate governance background, including:

•	Former Chairman, President and CEO of Foster Wheeler Ltd.

•	Former Chairman of the National Foreign Trade Council and the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board on accounting standards

•	Membership on the boards of 4 public companies

•	Former licensed professional engineer

During the five years ended December 31, 2013, Mr. Cardoso, Mr. Keating, Mr. Malloy, Mr. McNally, Mr. Ratcliffe, Mr. Shawley and Mr. Swift have either been retired or held the principal occupation listed in their biography above. The employment history of each of the other Director nominees during such time period is reflected in their biographies above.

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Vote Requirement

Directors are elected by plurality vote. Votes withheld and broker non-votes will not affect the election of Directors.

The Board of Directors Recommends that Shareholders Vote “FOR” all of the Nominees.

COMPENSATION OF DIRECTORS

The NCGC annually reviews all forms of independent Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors, and recommends changes to the Board, when appropriate. The NCGC is supported in this review by Exequity LLP (“Exequity”), an independent outside compensation consultant engaged by the NCGC, which provides compensation consultation and competitive benchmarking. As a result of this review, the Director compensation program reflects a mainstream approach to the structure of the compensation components and the method of delivery.

The following table describes the components of non-management Director compensation:

Compensation Component
Annual Board Retainer	$75,000
Chairman of the Board Retainer	$100,000
Committee Chair Retainer	$20,000 – Audit
$15,000 – Compensation
$13,000 – Finance
$13,000 – NCGC
Committee Member Retainer	$10,000 – Audit
$7,000 – Compensation
$5,000 – Finance
$5,000 – NCGC
Board / Committee Meeting Fees	None
Annual Restricted Share Grant (upon election at Annual Meeting)	$110,000 in value of Class B Common Stock that vest on the date of the next Annual Meeting if the Director is still serving (or earlier, upon death or a change in control)
Stock Ownership Guidelines*	Within five years of joining the Board, ownership in Common Stock or deferred stock units valued at 4 times the average annual retainer paid to the Director in the past 5 years
Discretionary Fee**	Upon NCGC recommendation and consent of the Chairman of the Board, fees commensurate with any activities performed outside the scope of normal Board and Committee service, at the Company’s request
*	Directors who are first standing for election are encouraged to own 1,000 shares of any class(es) of Company common stock prior to the filing of the proxy statement for the meeting at which the Director is standing for election.
**	Activities may include customer visits, conference attendance, or training meetings.

Deferred Compensation Plan

The Company maintains a Deferred Compensation Plan for non-management Directors (“Deferred Plan for Directors”) which enables Directors, at their election, to defer all or a portion of their annual Board and Committee retainers into:

•	A Stock Unit account in which each stock unit consists of one share each of the Company’s Class A and Class B Common Stock. Dividend equivalents are paid on the stock units contained in the Director’s account and converted into additional stock units. Upon distribution, all stock units are converted into shares of Class B Common Stock.

•	A Cash account which is credited with interest at the prime rate in effect at the Company’s principal commercial bank on the date immediately following each regularly scheduled quarterly Board meeting.

The Deferred Plan for Directors also enables such Directors, at their election, to defer all or a portion of their annual restricted share grant into:

•	A Restricted Stock Unit account providing for the credit of one restricted stock unit for each share of restricted stock deferred. Restricted stock units are subject to the same vesting terms described in the table above and are payable in the form of one share of Class B Common Stock for each restricted stock unit. Dividend equivalents are paid on the restricted stock units contained in the account and converted into additional restricted stock units.

Generally, all distributions under the Deferred Plan for Directors are paid only after termination of service, and may be paid in a lump sum or in annual installments, at the Director’s election. However, in the event of a change of control, all amounts credited to a Director’s account are paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash.

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Director Compensation Table for Fiscal Year 2013

The following table shows the compensation paid by the Company to non-management Directors for service on the Company’s Board of Directors during fiscal year 2013. Mr. Nord receives no compensation beyond that described in the Executive Compensation section on page 39 for his service as Director.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation(3)(4) ($)	Total ($)
Carlos M. Cardoso	82,544	109,992	–	336	192,872
Lynn J. Good	96,511	109,992	–	4,336	210,839
Anthony J. Guzzi	98,000	109,992	–	4,336	212,328
Neal J. Keating	90,000	109,992	–	2,336	202,328
John F. Malloy	90,000	109,992	–	336	200,328
Andrew McNally IV	95,000	109,992	–	4,336	209,328
David G. Nord	–	–	–	–	–
Timothy H. Powers(5)	533,865	109,992	425,000	89,653	1,158,510
G. Jackson Ratcliffe	80,000	109,992	–	736	190,728
Carlos A. Rodriguez	87,000	109,992	–	336	197,328
John G. Russell	87,000	109,992	–	336	197,328
Steven R. Shawley(6)	–	–	–	–	–
Richard J. Swift	95,000	109,992	–	4,336	209,328
Daniel S. Van Riper(7)	35,588	–	–	140	35,728
(1)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Mr. Cardoso — $82,544, Ms. Good — $75,000, Mr. Guzzi — $98,000, Mr. Keating — $45,000, Mr. Powers — $117,198, Mr. Rodriguez — $87,000, Mr. Russell — $87,000, and Mr. Swift — $75,000.

(2)	Amounts shown represent the grant date fair value of 1,134 shares of restricted stock granted to each Director at the Company’s May 7, 2013 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. In addition, Mr. Powers has 221,676 SARs (of which 149,348 are vested and 72,328 are unvested) and 38,855 unvested performance shares that he acquired during his tenure as an executive officer of the Company. See the “Equity Award Plan Vesting Provisions” on page 41 for details on the vesting provisions of these awards upon Retirement. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements for 2013 contained in the Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 18, 2014. These shares will vest as of the date of the 2014 Annual Meeting of Shareholders if the Director is still serving at that time (or earlier, upon death or a change in control). Mr. Cardoso, Ms. Good, Mr. Guzzi, Mr. Keating, Mr. Powers, Mr. Rodriguez and Mr. Russell each elected to defer their entire 2013 annual restricted stock grant pursuant to the terms of the Deferred Plan for Directors as discussed on page 15. See the table below for the aggregate number of stock awards held by each Director as of December 31, 2013.

(3)	Includes the Company’s payment of $336 for life and business travel accident insurance premiums for each Director.

(4)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Ms. Good — $4,000, Mr. Guzzi — $4,000, Mr. Keating - $2,000, Mr. McNally — $4,000, Mr. Ratcliffe — $400, and Mr. Swift — $4,000.

(5)	From January 2013 to May 2013, Mr. Powers was an employee of the Company and served as the Company’s executive Chairman of the Board, following which he transitioned to the role of non-executive Chairman of the Board. The amounts shown in the table above include Mr. Powers’ compensation for his service as executive Chairman described as follows: Fees Earned or Paid in Cash - $416,667 base salary paid in 2013; Non-Equity Incentive Plan Compensation – reflects the short-term incentive award earned by Mr. Powers in 2013 under the Company’s Senior Plan; and All Other Compensation – reflects the incremental cost to the Company for providing the use of an automobile, financial planning, supplemental medical insurance, personal use of the Company aircraft ($68,550), and a Company 401(k) matching contribution of $7,650 under the DC Plan. The Company calculates the incremental cost for use of an automobile to include lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the executive multiplied by the percentage attributable to personal use; for financial planning services and supplemental medical insurance, the incremental cost reflects the actual cost to the Company; and for personal use of the Company aircraft, the incremental cost includes fuel, landing, hangar and maintenance fees, crew expenses and costs associated with “deadhead” flights.

(6)	Mr. Shawley was appointed to the Board in February 2014 and therefore did not receive any compensation in 2013.

(7)	Mr. Daniel S. Van Riper retired from the Board of Directors in May 2013.

As of December 31, 2013, the following table shows the balance in each non-management Directors’ (i) stock unit account (each stock unit consists of one share each of Class A and Class B Common Stock) and (ii) restricted stock unit account (each restricted stock unit consists of one share of Class B Common Stock) under the Deferred Plan for Directors. See the “Deferred Compensation Plan” section on page 15 for additional information:

Name	Aggregate No. of Stock Units Held at Year End (#)	Aggregate No. of Restricted Stock Units Held at Year End (#)
Carlos M. Cardoso	428	1,150
Lynn J. Good	2,229	2,595
Anthony J. Guzzi	7,866	2,595
Neal J. Keating	1,119	2,595
John F. Malloy	620	1,446
Andrew McNally IV	—	—
David G. Nord	—	—
Timothy H. Powers	591	1,150
G. Jackson Ratcliffe	—	—
Carlos A. Rodriguez	2,292	2,595
John G. Russell	1,054	2,595
Steven R. Shawley	—	—
Richard J. Swift	6,737	—
Daniel S. Van Riper	3,592	—

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CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Corporate Governance Guidelines (“Guidelines”) to assist the Board in the exercise of its responsibilities and to best serve the interests of the Company and its shareholders. The Guidelines reflect the Board’s commitment to good governance through the establishment of policies and procedures in areas it believes are critical to the enhancement of shareholder value. It is the Board’s intention that these Guidelines serve as a framework within which the Board can discharge its duties and foster the effective governance of the Company. The Board of Directors met 9 times in 2013.

Director Independence

The Guidelines indicate that the Board shall be comprised of a majority of independent Directors. In evaluating the independence of Directors, each year the NCGC reviews all relationships between Directors (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) and the Company and its subsidiaries in accordance with the rules of the New York Stock Exchange (“NYSE”) and the Securities and Exchange Commission (“SEC”) and considers whether any relationship is material. The NCGC also reviews responses to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Ethics compliance certifications, case submissions filed with the Company’s confidential communication hotline, and Company donations to charitable organizations with which a Director may be affiliated (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts up to a maximum of $4,000 made by an individual in a calendar year). Following review and discussion, the NCGC and the Company’s Secretary provide the results of this analysis and supporting information to the Board of Directors.

In evaluating and determining the independence of the Directors, the NCGC considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. For example:

•	Mr. Cardoso serves as a director and executive officer of Kennametal, Inc. and as a director of Stanley Black & Decker, Inc., with which the Company engages in ordinary course business transactions. In 2013, the Company purchased tools and component parts from Kennametal and tools and maintenance supplies from Stanley Black & Decker which purchases constituted less than 0.5% of each of Kennametal’s and Stanley Black & Decker’s sales during 2013.

•	Ms. Good serves as a director and executive officer of Duke Energy Corporation, with which the Company engages in ordinary course business transactions. In 2013, the Company sold power-related products, and test and communications equipment to Duke Energy and purchased utility power service from Duke Energy. These transactions constituted less than 0.5% of Duke Energy’s sales during 2013.

•	Mr. Guzzi serves as a director and executive officer of EMCOR Group, Inc., with which the Company engages in ordinary course business transactions. In 2013, the Company sold cable glands and enclosure products to EMCOR Group. These transactions constituted less than 0.5% of EMCOR’s sales during 2013.

•	Mr. Keating serves as a director and executive officer of Kaman Corporation, with which the Company engages in ordinary course business transactions. In 2013, the Company sold ethernet and business access equipment to Kaman Corporation and purchased certain component parts from Kaman. These transactions constituted less than 0.5% of Kaman’s sales during 2013.

•	Mr. Malloy serves as a director and executive officer of Victaulic Company, with which the Company engages in ordinary course business transactions. In 2013, the Company sold motor control products to Victaulic which transactions constituted less than 0.5% of Victaulic’s sales during 2013.

•	Mr. Rodriquez serves as a director and executive officer of ADP, with which the Company engages in ordinary course business transactions. In 2013, the Company purchased payroll processing services from ADP which purchases constituted less than 0.5% of ADP’s sales during 2013.

•	Mr. Russell serves as a director and executive officer of CMS Energy and Consumers Energy, with which the Company engages in ordinary course business transactions. In 2013, the Company sold power transmission and distribution products, and communications equipment to CMS Energy and Consumers Energy. These transactions constituted less than 0.5% of each of CMS Energy’s and Consumers Energy’s respective sales during 2013.

•	Mr. Swift serves as a director of Ingersoll-Rand Company, Kaman Corporation, CVS Caremark and Public Service Enterprise Group Inc. (“PSEG”) with which the Company engages in ordinary course business transactions. During 2013, the Company sold motor controls to Ingersoll-Rand Company, ethernet and business access equipment to Kaman Corporation, and electrical enclosures to PSEG. In addition, during 2013 the Company purchased tools and maintenance related items from Ingersoll-Rand, tools and component parts from Kaman, prescription management services from CVS Caremark and utility power service products from PSEG. These transactions constituted less than 0.5% of each of Ingersoll-Rand’s, Kaman’s, CVS Caremark’s, and PSEG’s respective sales during 2013.

The NCGC considered the nature and dollar amounts of the above transactions and determined that none were required to be disclosed as a related party transaction under the federal securities laws or otherwise impaired the applicable Director’s independence as all of these ordinary course transactions were significantly below the NYSE bright-line independence threshold of the greater of $1 million, or 2% of the other company’s sales, and were immaterial to all companies involved. As a result of this review, the Board has determined that each of the Directors is independent other than Mr. Nord. Mr. Nord is not considered an independent Director because of his employment as the Company’s current President and CEO.

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Waiver to Stand for Re-Election

The Guidelines provide that upon reaching age 72 a director shall not stand for re-election unless the Board, based upon the recommendation of the NCGC, makes an exception to this standard as deemed appropriate in the interests of the Company’s shareholders. Mr. Ratcliffe reached the age of 72 in March 2008 and since then has been granted waivers of this guideline in recognition of his extensive managerial experience and deep knowledge of the Company’s businesses. Mr. McNally reached age 72 in November 2011 and was granted a waiver in 2012 and 2013 for his invaluable Company experience and insights gained from serving the Company’s shareholders as a Director for over thirty years. As a result, the NCGC and Board determined that a waiver of the guideline continued to be appropriate for Mr. Ratcliffe and Mr. McNally in connection with the 2014 election of Directors.

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board may solicit current Directors or members of executive management for the names of potentially qualified candidates, consult with outside advisors, retain a director search firm or consider nominees suggested by shareholders.

All Director candidates are reviewed and evaluated by the NCGC in relation to the specific qualifications and experience sought by the Board for membership (as discussed in the “Election of Directors” section on page 11), and the Board’s needs at that time. A candidate whose qualifications and experience align with this criteria is then interviewed by members of the NCGC, other Board members, and executive management to further assess the candidate’s qualifications and experience and determine if the candidate is an appropriate fit. Candidates may be asked to submit additional information to support their potential nomination and references may be requested. Upon reviewing the candidate as a whole, the NCGC considers whether to recommend the candidate’s nomination to the Board. If the Board approves of the recommendation, the candidate is then nominated for election by the Company’s shareholders or appointed by the Board to fill a vacancy, as applicable.

Any shareholder who intends to recommend a candidate to the NCGC for consideration as a Director nominee should deliver written notice, which must include the same information requested by Article I, Section 11(a)(2) of our By-Laws, to the Secretary of the Company with the following information about the nominee:

•	Biographical data (business experience, board service, academic credentials)

•	Transactions between the shareholder and the candidate, and the Company or its management

•	Relationships or arrangements between the shareholder and the candidate

•	Any other transactions or relationships which the Board of Directors should be aware in order to evaluate the candidate’s independence

•	Details of any litigation involving the shareholder and candidate adverse to the Company or associated with an entity engaged in such litigation

•	Whether the candidate or any company at which the candidate is a current or former officer or director is, or has been, the subject of any SEC, criminal or other proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations

•	Written consent confirming the candidate’s (i) consent to be nominated and named in the Company’s Proxy Statement and, if elected, to serve as a Director of the Company and (ii) agreement to be interviewed by the NCGC and to submit additional information if requested

Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the NCGC to complete its review in a timely fashion.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the CEO of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time. The Board believes that there is no single, generally accepted approach to providing Board leadership, and that each of the possible leadership structures for a board must be considered in the context of the individuals involved and the specific circumstances facing a company at any given time. Accordingly, the optimal board leadership structure for a particular company may vary as circumstances change.

Effective January 1, 2013, the Board appointed Mr. Nord as the Company’s President and CEO succeeding Mr. Powers who will remain Chairman of the Board through the 2014 Annual Meeting. In connection with the succession of Mr. Nord as the Company’s CEO, the Board determined that Mr. Powers should continue to serve as the Chairman during the transition of the CEO role to Mr. Nord. The Board determined that this structure is best for the Company and its shareholders at this time, because it allows Mr. Nord, as a new CEO, to dedicate himself to operational matters during this transition phase, while providing for Board leadership continuity by allowing Mr. Powers to focus on Board-related matters. The Company adopted a similar board leadership structure during its previous leadership transition when from 2001 to 2004, to assist in the transition of leadership from Mr. Ratcliffe (the Company’s former Chairman, President and CEO) to Mr. Powers, the Board determined that the Company was best served by having one person serve as the Chairman of the Board and another person serve as President and CEO.

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In addition, the Board has established the position of an independent Lead Director who is appointed from the full Board membership, upon the recommendation of the NCGC, to serve a one-year term commencing immediately following the Company’s Annual Meeting. The Lead Director:

•	Coordinates the activities of the non-management Directors

•	Coordinates the agenda for and chairs sessions of the non-management Directors

•	Facilitates communications between the non-management Directors, other members of the Board, and Company management

•	Upon request, acts as the spokesperson for the Board in interactions with third parties

•	Works with the NCGC and Chairman to review and maintain the Company’s succession plans

At such times as the Chairman is an independent director, the Chairman serves as the Lead Director. Currently, Mr. Guzzi is the Lead Director and is expected to hold this position until the 2014 Annual Meeting. The Board believes that its present leadership structure and composition provides for independent and effective oversight of the Company’s business and affairs as further demonstrated by the fact that its members are current or former CEOs, CFOs or COOs of major companies in similar industries, its Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE, and Mr. Nord is the only Director who is a member of executive management. Given the strong operational leadership of Mr. Nord as President and CEO, the continuing oversight by Mr. Powers as Chairman of the Board, and a Board comprised of effective and independent Directors, the Board believes that its current leadership structure is appropriate at this time.

However, Mr. Powers is not standing for re-election to the Board at the 2014 Annual Meeting. In light of Mr. Powers’ retirement after the 2014 Annual Meeting, the Board is evaluating its leadership needs based on the Company’s circumstances after his retirement, as discussed above, and expects to appoint a new Chairman of the Board after the Annual Meeting based on the results of this evaluation.

Board Oversight of Risk

The Board of Directors is responsible for overseeing the Company’s risk management practices, and Committees of the Board assist it in fulfilling this responsibility.

The Audit Committee routinely discusses with management the Company’s policies and processes with respect to risk assessment and risk management, the Company’s major financial risk exposures, and the actions management has taken to limit, monitor or control such exposures. Annually, the full Board reviews with management the implementation and results of the Company’s Enterprise Risk Management Program (“ERMP”). The ERMP identifies and quantifies a broad spectrum of enterprise-wide risks in various categories, such as hazards, financial, operational, strategic and technical, and related action plans. The ERMP is integrated with the Company’s strategic planning process so that any risk identified as strategic in nature has an action plan in place to mitigate or eliminate it.

The Company’s Internal Audit and Legal Departments also report to the appropriate Board Committee on any significant risk exposures they have encountered in the course of their work that may impact the Company. Such risk exposures may arise from reviews of cases submitted to the Company’s confidential communication hotline, Listen Up; reports of audits conducted by the Internal Audit Department; Code of Ethics or compliance-related matters; major litigation and regulatory issues; and any other matters brought to its attention from other functional areas of the Company that may present a material risk to the Company’s operations, plans or reputation. Management reports provided to a Board Committee on risk exposures may include detailed risk descriptions, analyses, investigations, action plans and timelines, as appropriate. Progress reports are routinely provided until the risk is satisfactorily mitigated or eliminated. Each Board Committee, as part of its reporting responsibilities under its Charter, discusses the nature and status of these risk reports with the full Board and with Company management in attendance, if appropriate. In between regular meetings, Board members may directly contact management at their discretion to review and discuss any risk-related or other concerns that may have arisen.

In 2013, as part of its risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Ethics

The Company requires its Directors and officers to act in accordance with the highest standards of ethical conduct and has adopted a Code of Ethics Policy that supports the Company’s core values of integrity, responsibility, respect for the individual, and a commitment to excellence. Our Code of Ethics Policy covers many areas of professional conduct ranging from conflicts of interest, ethical business conduct, employment policies, compliance with applicable laws and regulations, protection of Company assets and confidential information, and reporting obligations. Each year, to strengthen the Company’s commitment to ethical conduct, we provide training on various aspects of the Code of Ethics Policy and require all Directors and officers to certify compliance with the Code of Ethics Policy. Waivers to the Code of Ethics for Directors and officers may be granted only by the Board of Directors or an appropriate Board Committee and, along with any amendments, will be promptly disclosed to Company shareholders on the Company’s website. The Code of Ethics Policy can be viewed on the Company’s website at www.hubbell.com.

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Communications with Directors

Shareholders and interested parties may communicate with the full Board, the Lead Director, the non-management Directors as a group, or with individual Directors by using either of the following methods:

By Writing:	Board of Directors
Hubbell Incorporated
c/o Megan C. Preneta, Corporate Secretary
40 Waterview Drive
Shelton, Connecticut 06484

By Email:	Secretary@hubbell.com

Communications will be forwarded to the specific Director(s) requested by the interested party. General communications will be distributed to the full Board, or to a specific member of the Board depending on the material outlined in the communication. Certain items unrelated to the duties and responsibilities of the Board will not be forwarded including job inquiries and resumes, business opportunities, junk or mass mailings, spam, or any hostile, improper, threatening or illegal communication.

Board Committees

The Board of Directors has established the following Committees to assist it in fulfilling its responsibilities: Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance. The principal responsibilities of each of these Committees are described generally below, and in detail in their respective Committee Charters. The Charters for each of the Board Committees, except the Executive Committee, are available on the Company’s website at www.hubbell.com. The Charter for the Executive Committee is incorporated into Article III, Section 1, of the Company’s By-Laws which is also available on the website. The Board has determined that each member of the Audit, Compensation and Nominating and Corporate Governance Committees is independent for purposes of the NYSE listing standards and SEC regulations.

Audit Committee

The Audit Committee is responsible for oversight of the Company’s accounting and financial reporting and disclosure processes. Among its responsibilities, the Audit Committee appoints the independent auditors and evaluates their independence and performance annually, reviews the audit plans and results of the independent auditors and internal auditors, and approves all audit and non-audit fees for services performed by the independent auditors. The Audit Committee also reviews and discusses with management and the independent auditors matters relating to the quality and integrity of the Company’s financial statements, the adequacy of its internal controls processes, and compliance with legal and regulatory requirements. The Audit Committee routinely meets in private sessions with the independent auditors, management and the internal auditors to facilitate the free and open communication of matters relating to Company’s financial statements and disclosures. The Board of Directors has determined that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise, and that Ms. Good and Mr. Shawley are “audit committee financial experts” as defined by the SEC. The Audit Committee met 8 times in 2013.

Compensation Committee

The Compensation Committee determines and oversees the Company’s execution of its compensation philosophy, approves all compensation of the CEO and other members of senior management, and oversees the development and administration of the Company’s compensation and benefit plans. For more information on the responsibilities of and actions taken by the Compensation Committee, see the “Compensation Discussion and Analysis” section beginning on page 26. The Compensation Committee met 5 times in 2013.

Executive Committee

The Executive Committee meets during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business and affairs of the Company, except certain powers set forth in the By-Laws of the Company.

Finance Committee

The Finance Committee oversees the Company’s financial and fiscal affairs and reviews proposals regarding long- and short-term financing, material acquisitions, dividend policies, stock repurchase programs, and changes in the Company’s capital structure. The Finance Committee also reviews the Company’s major capital expenditure plans, monitors tax rates and the Company’s insurance programs, and reviews the administration and management of the Company’s pension plans and investment portfolios.

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Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for the development of the Company’s corporate governance guidelines and the adherence to its principles. The Committee approves related person transactions, evaluates director independence and compensation, and reviews matters relating to the Code of Ethics Policy. The Committee’s duties also include identifying qualified individuals to become Board members, recommending nominees for election or appointment to the Board, and overseeing the Board’s and management’s performance evaluation and succession planning process. See the “Director Independence” and “Director Nomination Process” sections on pages 18 and 55 for more information on the actions taken by the Committee in these areas. The Nominating and Corporate Governance Committee met 4 times in 2013.

Board and Committee Membership

Director(1)	Board	Audit	Compensation	Executive	Finance	NCGC
Cardoso	•	•	•
Good	•	Chair		•		•
Guzzi	Lead	•		•		Chair
Keating	•	•				•
Malloy	•	•			•
McNally	•		•	•	Chair
Nord	•			•
Powers	Chair			•	•
Ratcliffe	•			Chair	•
Rodriguez	•		•		•
Russell	•		•			•
Swift	•		Chair	•		•
Shawley	•	•			•

(1)	Mr. Shawley was appointed to the Board in 2014. Mr. Powers will not be standing for re-election at the 2014 Annual Meeting.

Attendance

During 2013, seven Directors then in office attended 100% of the Board of Directors meetings and Committee meetings of which they were a member, and five Directors attended 75% or more of the aggregate number of Board meetings and Committee meetings of which they were a member. Board members are expected to attend the Annual Meeting of Shareholders. At the 2013 Annual Meeting, all Directors then in office were in attendance.

Additional Resources

The Corporate Governance Guidelines and the following additional materials relating to corporate governance are published on our website at www.hubbell.com.

•	Board of Directors - Current Members and Experience

•	Code of Ethics Policy

•	Amended and Restated By-Laws

•	Compensation Recovery Policy

•	Board Committees - Members and Charters

•	Restated Certificate of Incorporation

•	Stock Ownership Guidelines

•	Contacting our Board of Directors

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VOTING RIGHTS AND SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The Company has two classes of stock: Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. On March 7, 2014, the Company had outstanding 7,167,506 shares of Class A Common Stock and 51,933,697 shares of Class B Common Stock. The following table sets forth as of March 7, 2014 the beneficial owners known to us of more than 5% of the Company’s Class A and Class B Common Stocks:

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and John F. Mulvihill, as trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the “Roche Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	2,078,020(1)(2)(4)	28.99%
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and John F. Mulvihill, as trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	1,410,440(2)(3)(4)	19.68
Class A Common Stock	Mason Capital Management, LLC Kenneth M. Garschina Michael E. Martino 110 East 59th Street 30th Floor New York, New York 10022	630,489(5)	8.80
Class A Common Stock	Adage Capital Partners, L.P. Adage Capital Partners GP, L.L.C. Adage Capital Advisors, L.L.C. Philip Gross Robert Atchinson 200 Clarendon Street 52nd Floor Boston, Massachusetts 02115	584,532(6)	8.16
Class B Common Stock	FMR LLC Edward C. Johnson 3d 245 Summer Street Boston, Massachusetts 02210	5,881,009(7)	11.32
Class B Common Stock	Capital World Investors 333 South Hope Street Los Angeles, California 90071	3,430,000(8)	6.60
Class B Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,309,533(9)	6.37
Class B Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, Pennsylvania 19355	2,779,844(10)	5.35

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(1)	The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

(2)	The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

(3)	The beneficiaries of such trust are the issue of Harvey Hubbell.

(4)	In addition, Messrs. McNally, Ratcliffe, and Mr. John F. Mulvihill, Assistant Secretary and Assistant General Counsel, beneficially own shares of the Company’s Common Stock as set forth in the table on page 24 with respect to Messrs. McNally and Ratcliffe. Mr. Mulvihill beneficially owns 15,729 shares of Class B Common Stock, and 1,272 restricted shares of Class B Common Stock, which vest in equal installments over a period of three years.

(5)	The Company has received a copy of Schedule 13D, as amended, as filed with the SEC on January 16, 2014 by Mason Capital Management LLC (“Mason Management”), and Kenneth M. Garschina and Matthew E. Martino, as managing principals of Mason Management, reporting ownership of these shares as of January 15, 2014. According to the Schedule 13D, Mason Management is the investment manager of Mason Capital L.P., Mason Capital Master Fund, L.P., and certain other funds and accounts, which directly own the shares. Mason Management has sole voting and dispositive power as to these shares, and Messrs. Garschina and Martino have shared voting and dispositive power as to these shares.

(6)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 5, 2014 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), a general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, and Phillip Gross and Robert Atchinson, each as managing member of ACA and ACPGP, and general partner of ACP with respect to the shares of Class A Common Stock directly owned by ACP, collectively, the “Reporting Persons”, reporting ownership of these shares as of December 31, 2013. According to the Schedule 13G, the Reporting Persons have shared voting and dispositive power as to these shares.

(7)	The Company has received a copy of Schedule 13G, as filed with the SEC on February 14, 2014 by FMR LLC and Edward C. Johnson 3d reporting ownership of these shares as of December 31, 2013. According to the cover pages of the Schedule 13G, FMR LLC has sole voting power with respect to 276,829 shares and sole dispositive power with respect to 5,881,009 shares, and Edward C. Johnson 3d has sole dispositive power with respect to 5,881,009 shares. Various subsidiaries of FMR LLC serve as investment adviser or investment manager to investment companies or institutional accounts and may be deemed to beneficially own an aggregate of 3,033,876 of such shares. FIL Limited and various foreign-based subsidiaries provide investment advisory and management services to certain non-U.S. investment companies and institutional investors and may be deemed to beneficially own 40,946 of such shares.

(8)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 13, 2014 by Capital World Investors (“Capital World”) reporting ownership of these shares as of December 31, 2013. As reported in the Schedule 13G, Capital World, a division of Capital Research and Management Company (“CRMC”), is deemed to be the beneficial owner of 3,430,000 shares of Class B Common Stock as a result of CRMC acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole voting and dispositive power for all such shares.

(9)	The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on January 29, 2014 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2013. According to the Schedule 13G, BlackRock has sole voting power as to 3,031,272 of these shares, and sole dispositive power as to all of these shares. The shares were acquired by the following subsidiaries of BlackRock: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Investment Management (Australia) Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC, BlackRock International Limited, BlackRock Financial Management, Inc., BlackRock Life Limited, BlackRock Asset Management Ireland Limited, BlackRock Fund Management Ireland Limited, and BlackRock Investment Management (UK) Ltd.

(10)	The Company has received a copy of Schedule 13G, as filed with the SEC on February 11, 2014 by The Vanguard Group (“Vanguard”) reporting ownership of these shares as of December 31, 2013. As reported in said Schedule 13G, Vanguard has sole voting power as to 34,868 of these shares, sole dispositive power as to 2,748,676 of these shares, and shared dispositive power as to 31,168 of these shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., wholly-owned subsidiaries of Vanguard, serve as investment managers of certain collective trust accounts and non-U.S. investment offerings, and may be deemed to beneficially own 31,168 and 3,700 of such shares, respectively.

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The following table sets forth as of March 7, 2014 information regarding the beneficial ownership of the Company’s Class A and Class B Common Stocks by each Director, the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers of the Company (collectively, the “named executive officers” or “NEOs”), and by all Directors and executive officers of the Company as a group.

Name	Common Stock	Shares Obtainable Upon Exercise of Options/SARs(1)	Total Beneficial Ownership		Percent of Class
Cardoso
Class B Common	1,000	—	1,000	(2)(3)	*
Good
Class B Common	4,321	—	4,321	(2)(3)	*
Guzzi
Class B Common	6,480	—	6,480	(2)(3)	*
Keating
Class B Common	5,571	—	5,571	(2)(3)	*
Malloy
Class B Common	6,713	—	6,713	(2)(4)	*
McNally
Class A Common	3,490,891	—	3,490,891	(6)	48.70%
Class B Common	35,026		35,026	(4)	*
Powers
Class B Common	263,315	149,348	412,663	(2)(3)(7)	*
Ratcliffe		—
Class A Common	3,571,682		3,571,682	(6)	49.83%
Class B Common	171,301	—	171,301	(4)	*
Rodriguez
Class B Common	3,121	—	3,121	(2)(3)	*
Russell
Class B Common	1,100	—	1,100	(2)(3)	*
Shawley
Class B Common	1,000	—	1,000	(2)(3)	*
Swift
Class B Common	8,303	—	8,303	(2)(4)	*
Nord
Class B Common	78,424	102,931	181,355	(5)	*
Sperry
Class B Common	24,216	25,210	49,426	(5)	*
Amato
Class B Common	24,362	0	24,362	(5)	*
Tolley
Class B Common	20,059	43,553	63,612	(5)	*
Muse
Class B Common	36,110	65,243	101,353	(5)	*
All Directors and executive officers as a group (22 persons)
Class A Common	3,897,384		3,897,384	(2)(6)(8)(10)	54.38%
Class B Common	904,243	448,442	1,352,685	(2)(3)(4)(5)(7)(9)(11)	2.60%

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*	Less than 1%.

(1)	Represents shares of Class B Common Stock obtainable upon the exercise of stock appreciation rights under the Company’s 2005 Incentive Award Plan, as amended and restated. See the section “Outstanding Equity Awards at Fiscal Year End” on page 42.

(2)	Does not include stock units (each stock unit consisting of one share each of Class A and Class B Common Stock) held under the Company’s Deferred Plan for Directors, as of March 7, 2014: Mr. Cardoso — 528, Ms. Good — 2,311, Mr. Guzzi — 7,973, Mr. Keating – 1,168, Mr. Malloy – 620, Mr. Powers — 786, Mr. Rodriguez —2,387, Mr. Russell – 1,149, Mr. Shawley – 51, and Mr. Swift — 6,819.

(3)	Does not include vested and unvested restricted stock units (“RSU’s”) (each RSU consisting of the right to receive one share of Class B Common Stock) held under the Company’s Deferred Plan for Directors, as of March 7, 2014: Mr. Cardoso — 1,149, Ms. Good — 2,595, Mr. Guzzi — 2,595, Mr. Keating — 2,595, Mr. Malloy — 1,446, Mr. Powers — 1,149, Mr. Rodriguez — 2,595, and Mr. Russell — 2,595.

(4)	Includes 1,134 shares of Class B Common Stock granted as restricted stock under the Company’s 2005 Incentive Award Plan, as amended and restated, on May 7, 2013 which vest on the date of the 2014 Annual Meeting of Shareholders if the Director is still serving (or earlier, upon death or a change in control).

(5)	Includes the following shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan, as amended and restated, which vest in equal annual installments over a period of three years and, as applicable, upon achievement of certain performance goals: Mr. Nord — 20,606, Mr. Sperry – 6,165, Mr. Amato — 4,649, Mr. Tolley — 3,537 and Mr. Muse —2,968; and all executive officers as a group — 50,964 shares.

(6)	Includes 2,078,020 shares of Class A Common Stock owned by the Roche Trust and 1,410,440 shares of Class A Common Stock owned by the Hubbell Trust both of which Messrs. McNally, Ratcliffe, and Mulvihill are co-trustees and have shared voting and investment power.

(7)	Includes 500 shares of Class B Common Stock directly owned by Mr. Powers’ wife, and 9,500 shares of Class B Common Stock beneficially owned by Mr. Powers’ wife as trustee.

(8)	Includes 106,304 shares of Class A Common Stock held by The Harvey Hubbell Foundation of which Mr. Stephen M. Mais, Vice President, Human Resources, two corporate officers and one employee of the Company are co-trustees and have shared voting and investment power.

(9)	Includes 29,358 shares of Class B Common Stock held by The Harvey Hubbell Foundation of which Mr. Mais, two corporate officers and one employee of the Company are co-trustees and have shared voting and investment power.

(10)	Includes 212,264 shares of Class A Common Stock held by the Company’s Pension Trust the voting and investment powers of which are controlled by a “Retirement Committee” of which Mr. Mais, Mr. James H. Biggart, Jr., Vice President and Treasurer, one corporate officer, and one employee of the Company are co-members and have shared voting and investment power.

(11)	Includes 130,912 shares of Class B Common Stock held by the Company’s Pension Trust the voting and investment powers of which are controlled by the Retirement Committee.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) section of the Proxy Statement describes the material elements of the 2013 compensation program for the following named executive officers:

•	Mr. David G. Nord, President and Chief Executive Officer

•	Mr. William R. Sperry, Senior Vice President and Chief Financial Officer

•	Mr. Gary N. Amato, Group Vice President, Electrical Systems business

•	Mr. William T. Tolley, Group Vice President, Power business

•	Mr. Scott H. Muse, Group Vice President, Lighting business

On January 1, 2013, the Board of Directors appointed Mr. David G. Nord President and Chief Executive Officer of the Company. Mr. Nord succeeded Mr. Timothy H. Powers, the Company’s former President and Chief Executive Officer, who remained an executive officer of the Company in the role of executive Chairman of the Board from January 1, 2013 until May 2013. In May 2013, Mr. Powers retired from the Company, was re-elected to the Board of Directors and appointed non-executive Chairman. In connection with this leadership transition, Mr. Powers’ compensation for his service as executive Chairman is reflected in the Director Compensation table on page 16.

Executive Summary

Our Business

We are an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Our operations are organized into two business segments — the Electrical segment and the Power segment. The Electrical and Power segments represent approximately 71% and 29%, respectively, of our total revenue for 2013. For more information about our business, please see our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 18, 2014.

Our Business Highlights

Our Company delivered another year of strong financial performance in 2013 achieving record sales and earnings per diluted share. During 2013, we accomplished the following:

Net Sales. Net sales for the year ended 2013 were $3.184 billion, an increase of 5% compared to 2012 with acquisitions contributing 3% of the growth. The organic growth was due to strength in the residential markets, and higher demand for renovation and relight projects partially offset by weaker demand in the utility market. Net sales for the year ended 2012 were $3.044 billion, an increase of 6% compared to 2011 with acquisitions contributing 2% of the growth. The organic growth of 4% was due to strength in the energy markets, increased utility volume due to transmission projects and significant residential market growth.

Operating Margin. Operating margin of 15.9% in 2013 increased 40 basis points compared to 15.5% reported in 2012. The increase in operating margin was due to productivity and lower material costs. Operating margin of 15.5% in 2012 increased 70 basis points compared to 14.8% reported in 2011. The increase in operating margin was due to productivity, price realization and lower material costs partially offset by other cost increases, including pension and benefit related expenses.

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Earnings Per Diluted Share. Earnings per diluted share in 2013 increased by 9% compared to 2012 due to higher net sales and operating income. Earnings per diluted share in 2012 increased by 13% compared to 2011 due to higher net sales and operating income, lower other expense partially offset by a higher effective tax rate. In addition, the average number of shares outstanding decreased in 2012 compared to 2011.

Free Cash Flow as a % of Net Income. Free cash flow (defined as cash flow from operations less capital expenditures) as a % of Net Income was 99% in 2013 compared to 100% in 2012 and 104% in 2011.

In addition to the performance achievements noted above, during 2013 the Company also:

•	Increased the quarterly dividends payable on our Class A and Class B Common Stocks by 11% bringing it to $0.50 per share

•	Successfully completed three acquisitions for $96.5 million

•	Increased capital expenditures by 20% to fund investments in productivity initiatives and new product development

•	Initiated the rollout of the Company’s four key strategic objectives tied to the vision of creating “One Hubbell”

We believe that our collective focus on serving our customers, operating with discipline, growing the enterprise and developing our people provides the means for the Company to continue to grow profits and deliver attractive returns to our shareholders.

Our Compensation Decisions and Practices

Our compensation decisions for 2013 were directly influenced by the operating results for the year described above and reflect the strong relationship between pay and performance. To provide context to the decisions we made regarding our executive compensation, we use the following objectives to guide our decisions:

•	Attract and retain high quality executive talent essential to our immediate and long-term success

•	Deliver compensation to our executives that is competitive and fair as compared to relevant external benchmarks

•	Align the interests of our executives with the interests of our shareholders with a compensation structure that reflects a strong orientation toward pay for performance

The Committee regularly reviews best practices in governance and executive compensation. In following with our compensation objectives and to demonstrate our commitment to best practice, in recent years we have implemented and maintain the following sound compensation governance practices:

•	Designate approximately 70% of the named executive officer’s target total compensation (base salary, short-term and long-term incentives), and 100% of their long-term incentive award opportunity as performance-based

•	Set performance goals and ranges designed to challenge executives to reach high levels of performance and offer incentive compensation only upon achievement of such performance goals as approved by the Compensation Committee

•	Cap our short-term and long-term incentive award payouts at 200% of target levels and eliminate payouts entirely for performance below a minimum threshold level

•	Maintain a Compensation Recovery Policy to recover performance-based compensation from our senior executives, including the named executive officers, under certain prescribed acts of misconduct and/or to terminate employment

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•	Require senior executives, including our named executive officers, to acquire and maintain ownership in Company stock equal to between 3 and 5 times their base salary for the duration of their employment under our Stock Ownership and Retention Policy

•	Require a “double trigger” (change in control plus termination of employment) to trigger any payments and benefits under our Change in Control Severance Agreements

•	Eliminate tax “gross ups” for perquisites, severance or any other benefits provided to our executives, including the named executive officers

•	Cap lump sum cash payments related to change in control termination at up to 2.75 times the applicable executive’s base salary plus short-term incentive awards

•	Prohibit the repricing or buyout of options and SARs without shareholder consent under our 2005 Incentive Award Plan

•	Closed participation in our Supplemental Executive Retirement Plan and Supplemental Management Retirement Plan

•	Prohibit our executives, including our named executive officers, from hedging or engaging in derivatives trading with respect to Company stock

•	Annually assess the Company’s compensation policies to determine whether such policies encourage risk taking

•	Ensure the independence of the Compensation Committee’s outside consultant by validating that the consultant performs no other work than as prescribed by the Compensation Committee and NCGC

Our Shareholders’ Feedback – “Say on Pay”

The Company is submitting to shareholders an opportunity to cast an advisory vote on the compensation of the named executive officers. As described in this CD&A, we believe that our executive compensation program is designed both appropriately and effectively to achieve its overall objectives. At the Company’s 2011 Annual Meeting of Shareholders, 97% of the votes cast on our say on pay proposal were voted in favor of the Company’s executive compensation program. We believe these strong results indicate that our shareholders are generally supportive of our compensation approach. Accordingly, since 2011 the Compensation Committee has chosen largely to maintain the structure and components of the executive compensation program, while continuing to evaluate its effectiveness in meeting the Company’s compensation objectives. Notably, in 2013 the Compensation Committee made the decision to replace the former time-based restricted stock awards with performance-based restricted stock awards in an effort to further strengthen the performance orientation of the long-term incentive award program. In doing so, 72% of the target total compensation awarded to the named executive officers is now subject to performance-based conditions – an increase of 12% compared to 2012’s. At the same time, the conversion to performance-based restricted stock may permit the Company to deduct such awards that qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, which would create an added benefit to the Company and its shareholders.

Although the say on pay vote is non-binding, the Compensation Committee values the opinions of shareholders and will consider the outcome of the vote when making future compensation decisions. At the 2011 Annual Meeting, our shareholders also voted in favor of the proposal to hold say on pay votes every three years. Accordingly, our next advisory say on pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2017 Annual Meeting of Shareholders. In the future, we will continue to consider the outcome of our triennial say on pay votes when making compensation decisions regarding the named executive officers.

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COMPENSATION PROGRAM

Overview

The Company’s pay for performance compensation philosophy is intended to reward our executives for their contributions toward achievement of the Company’s business strategy and goals. To achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of the following fixed and variable compensation elements that provide executives with income that is reflective of competitive benchmarks and enhances the Company’s ability to attract and retain high quality management talent:

Compensation Elements*	Characteristics	Purpose
Base Salary	Fixed. Cash payment based on scope of responsibility, experience and individual performance.	Offers a stable source of income based on the executive’s functional role and responsibilities, competitive position and the ability to influence Company performance.
Short-Term Incentive Awards	Variable. Performance-based opportunity. Annual cash incentive tied to achievements of designated short-term financial and strategic objectives.	Intended to motivate and reward executives for achievements of Company financial and strategic objectives.
Long-Term Incentive Awards	Variable. Performance-based opportunity. Equity incentive awards that are 100% based on performance relative to pre-established measures.	Intended to create alignment with shareholders and promote achievement of longer term financial and strategic objectives.
*	Executives also receive indirect compensation through employee benefit plans, limited perquisites and severance protection which are discussed under the “Employee Benefits” section on page 36.

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of executive compensation. The Compensation Committee relies on advice and data provided by Exequity LLP, an independent outside compensation consultant engaged by the Committee to assist in its determination of the appropriate amount of total direct compensation for the named executive officers. Exequity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the NCGC for which it provides guidance on independent Director compensation. See the “Compensation of Directors” section on page 15.

The Compensation Committee discusses its compensation philosophy with Exequity, but otherwise does not impose any specific limitations or constraints on or direct the manner in which Exequity performs its advisory services. As advisor to the Compensation Committee, Exequity reviews the total compensation strategy and pay levels for the Company’s named executive officers, examines all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informs the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provides general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

Although the Compensation Committee considers recommendations made by the CEO with respect to executive compensation, the Compensation Committee is solely responsible for determining all executive compensation decisions.

The Committee has assessed the independence of Exequity and concluded that no conflict of interest currently exists or existed in 2013 that would prevent Exequity from providing independent advice to the Committee regarding executive compensation matters. In making this determination, the Committee considered, among other things, the following factors: (1) Exequity did not provide any non-compensation-related services (and did not receive any fees for any non-compensation-related services); (2) Exequity’s conflict of interest policies; (3) there are no other business or personal relationships between Company management or members of the Committee and any representatives of Exequity who provide services to the Company; and (4) neither Exequity nor any representatives of Exequity who provide services to the Company own any common stock or other securities of the Company.

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Benchmarking

The Compensation Committee seeks to target each element of executive total compensation at or near the median compensation levels paid to executives in comparable positions in similar industries. Accordingly, in setting 2013 annual compensation, the Compensation Committee relied on two sources of benchmark data provided by Exequity as described below.

Survey Group Data. The Committee referenced the Aon Hewitt Associates Total Compensation DataBase™ (“Survey Group”) as its benchmark when setting executive cash compensation in 2013. The Survey Group consists of a community of over 300 companies in the U.S. general manufacturing sector. However, due to a significant level of turnover in the Survey Group, the Compensation Committee determined to focus on only those companies in the Survey Group that were consistent database participants year over year (more than 100 companies). This decision was made in order to establish consistency in the data and ensure that the results were reflective of pay rates for specific jobs across the general industry. The Survey Group data relied upon by the Compensation Committee is a statistical summary of the pay practices for the manufacturing industry as a group size-adjusted to reflect the Company’s revenue size.

Peer Group Data. As a supplement to the Survey Group data, in 2013 the Compensation Committee also reviewed the compensation of similarly situated executives from a custom Peer Group (“Peer Group”) recommended by the Company and approved by the Committee in consultation with Exequity. The Peer Group is comprised of 20 companies deemed to be representative of the types of companies with which Hubbell competes for executive talent and are similar in terms of industry, revenue and market capitalization. Accordingly, the Committee determined that the Peer Group data was both reasonable and appropriate for purposes for compensation benchmarking. The Peer Group companies are as follows:

Acuity Brands Inc.	Molex Inc.
Donaldson Co. Inc.	Roper Industries Inc.
AMEKEK, Inc.	Pall Corporation
Eaton Corporation	Sensata Technologies Holding NV
Babcock & Wilcox Co.	Pentair Ltd.
EnerSys Inc.	Terex Corporation
Belden Inc.	Regal-Beloit Corp.
General Cable Corp.	Terex Corporation
Crane Company	Rockwell Automation, Inc.
Lincoln Electric Holdings Inc.	Woodward Inc.

General. In 2013, the Compensation Committee used the Peer Group data to determine the value of long-term incentive awards granted to the named executive officers, and the Survey Group data to determine the named executive officer’s target total cash compensation (base salary and short-term incentive opportunity). Going forward, the Compensation Committee has determined to use the Peer Group data as its primary source of comparison for all forms of compensation and the Survey Group data as a secondary reference, thereby providing a more robust review and greater validation of market pay levels. The Compensation Committee’s review of the Survey Group and Peer Group data in 2013 showed the Company’s target total compensation for its executives to be competitive with 50th percentile practices in those external markets, the position to which the Committee aims to manage executive compensation opportunities.

In addition to reviewing the compensation levels of the Survey Group and Peer Group, the Compensation Committee also reviews tally sheets totaling 2013 compensation for each of the named executive officers. These tally sheets identify and value each element of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provide an aggregate sum for each executive. This analysis aids in the Compensation Committee’s assessment and administration of the Company’s compensation program.

Elements of Compensation

Consistent with our philosophy of linking pay to performance, a significant portion of the total compensation paid to our named executive officers is performance-based, taking the form of short- and long-term incentive award opportunities. As shown in the charts below, the Company’s compensation mix as reviewed by the Compensation Committee is consistent with our Peer Group’s practices:

HUBBELL NEOs (EXCLUDING CEO)	PEER GROUP MEDIAN

Base Salary	Short-term Incentive Target	Long-term Incentive

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HUBBELL CEO	PEER GROUP

Base Salary	Short-term Incentive Target	Long-term Incentive

Base Salary

Base salary is the principal fixed component of total direct compensation paid to our named executive officers. Salaries are determined and adjusted by reference to competitive Survey Group data, individual levels of responsibility and succession considerations. The Company defines its market competitive position for base salaries as the 50th percentile of the Survey Group data. This benchmark represents the Compensation Committee’s belief that base compensation, which is not tied to performance, should be no greater than necessary to be competitive in order to attract and retain qualified individuals, with incentive compensation representing the greatest percentage of total compensation (79% for the CEO and 68% for all other NEOs). In December 2012, the Compensation Committee also approved of increases for the named executive officers that ensured their base salaries remain close to market-representative pay levels effective in 2013.

Short-Term Incentive Compensation

Annual short-term incentive award expenditures are also targeted at the 50th percentile of the Survey Group data. Short-term incentive awards for the named executive officers are paid pursuant to the Company’s Incentive Compensation Plan (“Incentive Plan”) and, for our CEO, the Company’s Senior Executive Incentive Compensation Plan (“Senior Plan”) (collectively, “STI Plans”). Short-term incentive award target levels for the NEO’s are determined by reference to competitive data provided by Exequity. The actual amount of short-term incentive awards payable to the NEO’s reflects achievement of financial and strategic plan goals approved by the Compensation Committee which include factors such as free cash flow, earnings per diluted share (“EPS”), and operating profit performance. Short-term incentive award target levels (“STI Target”) are based on a percentage of 2013 base salaries and payable from the compensation plans noted in the table and discussed below:

Name	STI Target Percentage	Base Salary	STI Target	Compensation Plan
D. G. Nord	100%	$900,000	$900,000	Senior Plan
W. R. Sperry	70%	$442,100	$309,470	Incentive Plan
G. N. Amato	70%	$500,200	$350,140	Incentive Plan
W. T. Tolley	70%	$441,400	$308,980	Incentive Plan
S. H. Muse	70%	$450,200	$315,140	Incentive Plan

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Incentive Compensation Plan

The Incentive Compensation Plan is similar to the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere, enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation pool each year equal to 15% of the excess of the Company’s consolidated earnings over 10% of the invested capital and long-term debt as of the beginning of the year. Actual short-term incentive awards are paid from the authorized pool based on the extent to which the Company achieves certain performance goals established by the Compensation Committee at the beginning of each year. Depending on performance in relation to the goals, earned awards can range in size from 50% to 200% of the named executive officer’s STI Target. If performance falls below a minimally acceptable threshold, as described below, then no short-term incentive award is payable at all. The 2013 performance goals and thresholds are described below under section entitled “2013 Performance Measures”.

Senior Plan

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its CEO and its three other most highly paid executives, other than the CFO, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation. Short-term incentive awards paid under the Company’s Senior Plan are intended to be exempt from the deduction limit of Code Section 162(m). Like many other public companies that utilize similar plans, the Senior Plan (unlike the Incentive Plan) is intended to provide the Company with the ability to pay performance-based compensation to senior executives that may be deductible by the Company for federal income tax purposes to the extent permitted by Code Section 162(m).

Similar to the Incentive Compensation Plan, short-term incentive awards under the Senior Plan are earned based on the achievement of Compensation Committee approved performance goals, and payable from the incentive compensation pool described under the Incentive Compensation Plan section above. The 2013 performance goals are described below under the section entitled “2013 Performance Measures.” Under the Senior Plan for example, Mr. Nord was eligible to earn a maximum amount for 2013 equal to the lesser of 10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or $5,000,000.

After the maximum possible payout under the Senior Plan is determined, the Compensation Committee may use its discretion, to decrease (but not increase) the actual amount of the short-term incentive award paid under the Senior Plan. In exercising its discretion with respect to the 2013 awards, the Compensation Committee considered the same EPS and free cash flow performance goals, weightings and formulation that it applied to the Incentive Compensation Plan participants and awarded to Mr. Nord the amounts displayed in the Summary Compensation Table on page 39 based upon the performance results shown in the “Corporate Officers” table on page 33. Thus, although Mr. Nord’s 2013 short-term incentive award was paid under the Senior Plan, he received the same short-term incentive award he would have received for 2013 had he participated in the Incentive Compensation Plan.

2013 Performance Measures

Corporate Officers

For 2013, the Compensation Committee identified EPS and free cash flow (defined as cash flow from operations less capital expenditures) at the Company level as the two performance measures it would use to determine short-term incentive award eligibility. EPS was selected because it was deemed by the Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was selected because it is an important determinant in Company performance. The 2013 short-term incentive awards for Mr. Nord and Mr. Sperry were based solely on these two measures.

Group Vice Presidents

In addition to the EPS and free cash flow measures described above, the short-term incentive awards for Mr. Amato, Mr. Tolley and Mr. Muse (“Group Vice Presidents”) include three additional performance measures at the business unit level: operating profit, free cash flow and strategic objectives specific to each of their businesses. The Compensation Committee focused a significant portion of the Group Vice Presidents’ short-term incentive award on operating profit and free cash flow results to promote decision making that would best increase the value of the business unit with which the Group Vice President has direct oversight and control. The operating profit and free cash flow targets were the only targets material to the consideration of the Group Vice Presidents’ annual short-term incentive award. The strategic objectives for Mr. Amato, Mr. Tolley and Mr. Muse were selected by the Compensation Committee after consulting with management and identifying certain objectives that were central to the strategic plan of each of their businesses. No single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. The Compensation Committee determined the level of achievement of certain strategic objectives by formula and others using its qualitative judgment. Examples of strategic objectives for the Group Vice Presidents include measured improvements in serving our customers (line fill), operating with discipline (productivity), growing the enterprise (new product development and acquisitions) and developing our people (expanding depth of talent).

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The tables below reflect the applicable short-term incentive award measures, weighting and thresholds for Corporate Officers (Mr. Nord and Mr. Sperry) and Group Vice Presidents (Mr. Amato, Mr. Tolley and Mr. Muse):

Corporate Officers
Measures	Threshold			Weight
	Minimum:	$4.36	= 50%
EPS	Target:	$5.45	= 100%	80%
	Maximum:	≥ $6.54	= 200%
	Minimum:	$262M	= 50%
Free cash flow	Target:	$327M	= 100%	20%
	Maximum:	$392M	= 200%

Group Vice Presidents
Measures		Threshold		Weight
Operating profit	Minimum:	< 80%	= 0%
and Free cash flow	Target:	100%	= 100%	70%
(Business unit level)	Maximum:	≥ 120%	= 200%
EPS and Free cash flow (Company level)	See table at left			15%
Strategic objectives	Comp. Committee Discretion			15%

Performance Results and Payout

For 2013, actual EPS was $5.47 and free cash flow was $323M which the Compensation Committee then adjusted for predetermined discrete items not considered in determining the threshold including foreign currency translation and acquisition related costs, resulting in EPS and free cash flow performance of $5.46 and $330M, respectively. Applying the weightings shown below, the short-term incentive awards for Mr. Nord and Mr. Sperry resulted in a composite payout of 102% of their respective STI Targets, which amounts are reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 39.

Corporate Officers

					Performance
Measures		Threshold		Weight	Result	Weighted
	Minimum:	$4.36	= 50%
EPS	Target:	$5.45	= 100%	80%	$5.46	81%
	Maximum:	≥ $6.54	= 200%
	Minimum:	$262M	= 50%
Free cash flow	Target:	$327M	= 100%	20%	$330M	21%
	Maximum:	$392M	= 200%
				COMPOSITE PAYOUT:		102%

Group Vice Presidents

Mr. Amato. The Electrical Systems business achieved operating profit performance that was 3% better than target which translated to a performance result for Mr. Amato of 113% on the operating profit measure. The Electrical Systems business achieved free cash flow performance of 102% of target. This performance translated to a performance result of 111% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Electrical Systems business), Mr. Amato earned a 113% payout on this measure or 80% when the relative weighting was applied. The Compensation Committee assessed Mr. Amato’s performance on the strategic objectives and determined that such results corresponded to a performance level of 175%. As a result, Mr. Amato’s actual short-term incentive award for 2013 is indicated in the following table:

			Performance
Measures	Performance Target	Weight	Result	Weighted
Operating profit	107% of prior year	70%	113%	80%
Free cash flow	69% of Operating profit		111%
EPS and Free cash flow (Company level)	See Corporate Officers table above	15%	102%	15%
Strategic objectives	Comp. Committee discretion	15%	175%	26%
		COMPOSITE PAYOUT:		121%

Mr. Tolley. The Power business achieved operating profit performance that was 7% below target which translated to a performance result for Mr. Tolley of 82% on the operating profit measure. The Power business achieved free cash flow performance of 92% of target. This performance translated to a performance result of 81% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Power business), Mr. Tolley earned a 81% payout on this measure or 57% when the relative weighting was applied. The Compensation Committee assessed Mr. Tolley’s performance on the strategic objectives and determined that such results corresponded to a performance level of 125%. As a result, Mr. Tolley’s actual short-term incentive award for 2013 is shown in the following table:

			Performance
Measures	Performance Target	Weight	Result	Weighted
Operating profit	103% of prior year	70%	82%	57%
Free cash flow	67% of Operating profit		81%
EPS and Free cash flow (Company level)	See Corporate Officers table above	15%	102%	15%
Strategic objectives	Comp. Committee discretion	15%	125%	19%
		COMPOSITE PAYOUT:		91%

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Mr. Muse. The Lighting business achieved operating profit performance 2% below target which translated to a performance result for Mr. Muse of 96% on the operating profit measure. The Lighting business achieved free cash flow performance of 97% of target. This performance translated to a performance result of 92% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Lighting business), Mr. Muse earned a 95% on the composite measure or 66% payout when the relative weighting was applied. The Compensation Committee assessed Mr. Muse’s performance on the strategic objectives and determined that such results corresponded to a performance level of 150%. As a result, Mr. Muse’s actual short-term incentive award for 2013 is shown in the following table:

			Performance
Measures	Performance Target	Weight	Result	Weighted
Operating profit	107% of prior year	70%	96%	66%
Free cash flow	69% of Operating profit		92%
EPS and Free cash flow (Company level)	See Corporate Officers table on page 33	15%	102%	15%
Strategic objectives	Comp. Committee discretion	15%	150%	23%
		COMPOSITE PAYOUT:		104%

Long-Term Incentive Compensation

The Company matches long-term incentive compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Company shares under its long-term incentive compensation program. Long-term incentive awards for the named executives are paid in Class B Common Stock pursuant to the Company’s amended and restated 2005 Incentive Award Plan (“Equity Plan”). The objectives of the long-term incentive compensation program are to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value

•	Ensure long-term rewards are commensurate with performance

•	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making

•	Ensure greater alignment with shareholders

The value of long-term incentive awards granted to executives each year is based on several factors, including a review of external practices as provided by Exequity, the Compensation Committee’s assessment of the Company’s financial performance in the short- and long-term, the value of awards granted in prior years and succession considerations. This year, the Committee focused on the Peer Group in reviewing external market pay practices to determine competitive award levels, and the Survey Group secondarily.

The Compensation Committee believes that it achieves the best balance of the Company’s interests in motivating, retaining and rewarding the named executive officers by granting 50% of each executive’s long-term incentive award value in the form of SARs, 25% in performance-based restricted stock (“PBRS”), and 25% percent in performance shares. In 2013 PBRS replaced the former time-based restricted stock awards as the Committee sought to further strengthen the performance-based orientation of the long-term incentive award program. This particular blend of award formats was viewed by the Compensation Committee as being representative of the prevailing mix of long-term equity awards in the general manufacturing sectorwhile also fulfilling its broader objective of tying 100% of the executive’s long-term incentive award opportunity to performance-based conditions.

In December 2013, the Compensation Committee granted the named executive officers long-term incentive awards in the form of SARS, PBRS and performance shares. The Committee further believes that granting awards in these formats uses shares efficiently while increasing executive stock ownership as the Company’s performance increases. Specifically, the Compensation Committee deems the issuance of these particular award types to satisfy the Company’s compensation objectives by:

•	Strengthening the performance orientation of the award program such that awards are earned only if the Company delivers strong performance

•	Building equity ownership which more closely aligns the interests of our executives to those of our shareholders

•	Efficiently using shares to deliver targeted value to executives while qualifying as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code

•	Rewarding performance that executives can directly influence

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, such grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives.

SARs

A SAR gives the holder the right to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the market value of a share of Class B Common Stock upon exercise. Generally, SARs vest in three equal installments on each of the first three anniversaries of the grant date. The base price pursuant to which the value of a SAR is measured is the mean between the high and low trading prices of Class B Common Stock as reported on the NYSE on the trading day immediately preceding the date of grant (i.e. December 10, 2013— $107.865). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons: First, using the trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore the exact value of each grant before it is made. Second,

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because of the relatively low volume at which the Company’s stock trades it suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the value of each SAR is formulated on the basis of a modified Black-Scholes calculation. See the section entitled “Equity Award Plan Vesting Provisions” on page 41 for additional information on the terms of this award.

Performance-Based Restricted Stock Awards

PBRS provides executives with the opportunity to earn shares of the Company’s Class B Common Stock upon satisfaction of certain pre-established performance measures within stated periods of time. In 2013, PBRS were granted to the NEO’s and could be earned in three equal annual installments based on the Company’s EBITDA performance as a percentage of net sales for the 12 months preceding the applicable measurement date being greater than 10%, as measured on December 31, 2014, December 31, 2015 and December 31, 2016. In the event the Company fails to meet the performance threshold in any given year the executive would forfeit one-third of the PBRS award. As such, PBRS awards are earned only in the event of performance thereby linking the NEO’s incentives to shareholder interests and returns. PBRS awards replaced the time-based vested restricted stock awards that had been granted to the NEO’s in prior years. See the section entitled “Equity Award Plan Vesting Provisions” on page 41 for further information on the terms of these awards.

Performance Share Awards

Performance share awards give the holder the ability to earn shares of the Company’s Class B Common Stock upon satisfaction of certain pre-established performance measures within a stated period of time. In 2013, performance shares were granted and could be earned based on the Company’s total shareholder return (“TSR”) over a three-year performance period compared to the TSR of other companies in the S&P Mid-Cap 400 Index (“Index”). The number of performance shares to be paid under this grant is determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
Total Shareholder Return	≥ 80th percentile of Index	200%
	At 50th percentile of Index	100%
	At 35th percentile of Index	50%
	Below 35th percentile of Index	0%

All performance share awards are subject to a shareholder protection mechanism such that no shares will be paid in the event the Company’s TSR over the three-year performance period falls below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns. See the section entitled “Equity Award Plan Vesting Provisions” on page 41 for additional information on the terms of performance share awards.

The performance shares granted on December 1, 2010, having a performance period of January 1, 2011 to December 31, 2013, were paid out in February 2014 based upon the Company’s TSR achievements as shown in the table below:

At the end of the performance period, the Company achieved TSR performance at the 90th percentile of the Index resulting in a 200% payout thereby earning the named executive officers the following shares of Class B Common Stock: Mr. Nord – 6,668, Mr. Sperry – 3,334, Mr. Amato – 6,154, Mr. Tolley – 4,872 and Mr. Muse – 4,616.

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Compensation Policies

Stock Ownership and Retention Policy

The Company has a stock ownership and retention policy which is applicable to the named executive officers as well as other officers and designated employees. The policy requires such covered employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company. The terms and conditions of the policy are routinely examined to ensure consistency with current market practices and external benchmarks, and alignment between the interests of the employees covered by the policy and the interests of the Company’s shareholders. The policy provides:

•	Until an employee meets their ownership minimum, an employee must retain fifty percent (50%) of the net shares acquired pursuant to the exercise of a SAR.

•	Once the minimum share ownership level is satisfied, the employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy.

•	Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the employee, including restricted stock granted under the Equity Plan. Shares underlying unexercised SARs, and unearned performance shares are not counted.

•	Covered employees have approximately five years from the earliest date such employee is granted an option to acquire Company securities to achieve their minimum ownership requirement

Accordingly, the policy expects employees to attain a minimum share ownership level equal to their base salary times a certain multiplier, as indicated below:

Multiple of
Executive Level	Base Salary
Chief Executive Officer	5x
Chief Financial Officer, Group Vice Presidents and General Counsel	3x
Other Corporate Officers	2x
Other Executives (non-Corporate Officers)	1x

All NEO’s are in compliance with the stock ownership and retention policy.

Compensation Recovery Policy

The Company has a Compensation Recovery Policy which provides that an executive, including the named executive officers, who is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, may be subject to any one or more of the following disciplinary actions:

•	Termination of employment

•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years and that would otherwise not have been paid or vested based on the restated financial results

•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested, or offset against future awards

All actions taken under this policy will be determined by the Board of Directors in its sole discretion, upon consultation with the Audit Committee and the NCGC.

Employee Benefits

Named executive officers also receive employee benefits that are generally available to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are similar to the types and amounts available to other senior executives of manufacturing companies as demonstrated in the benchmark data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

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Retirement Plans and Nonqualified Deferred Compensation Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax-qualified defined benefit plan (“DB Plan”) and a defined contribution plan consisting of a 401(k) plan and a discretionary profit sharing contribution plan (“DC Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The DB Plan and DC Plan provide employees, including named executive officers, with retirement income. The Company contributes to the DB Plan whereas both the Company and the employee contribute to the DC Plan. Employees hired after December 31, 2003 are not eligible to participate in the DB Plan, but may participate in the DC Plan. The Company closed the DB Plan to new employees after 2003, following its determination that it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the DC Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

The named executive officers also participate in supplemental retirement plans available to selected senior executives of the Company, which include the Top Hat Restoration Plan (the “DB Restoration Plan”), the Defined Contribution Restoration Plan (the “DC Restoration Plan”), and either the Supplemental Executive Retirement Plan (the “Executive Plan”) or the Supplemental Management Retirement Plan (the “Management Plan”) both of which are closed to new participants.

The DB Restoration Plan is an “excess benefit plan” pursuant to which participants in the DB Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the DB Plan but without regard to the applicable limits on compensation or benefit accruals required by the tax-qualified plan rules. The DC Restoration Plan, also an “excess benefit plan,” enables participants in the DC Plan to receive Company contributions equal to the discretionary profit sharing contributions such employee would have received under the DC Plan but for the compensation limits imposed by the tax-qualified plan rules less the amounts of discretionary profit sharing contributions such employee received under the DC Plan. The DB Restoration Plan, DC Restoration Plan, Executive Plan and Management Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension and retirement benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

The Company also has a nonqualified Executive Deferred Compensation Plan (“EDCP”), which permits selected individuals, including our named executive officers, to defer the receipt of a portion of their annual short-term incentive compensation and also provides for discretionary Company contributions. Amounts deferred under the EDCP are credited with earnings on the basis of individual investment directions made by each participant. The purpose of the EDCP is to provide a tax and retirement planning tool to selected individuals and thus assist the Company in attracting and retaining senior management. See also the “Retirement Plans” section on page 45 and the “Non-Qualified Deferred Compensation” section on page 47.

Perquisites

The Company provides the following limited perquisites to its named executive officers: use of a Company car, financial planning and tax preparation services, limited personal travel on the Company aircraft and executive physicals. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of the executive’s time, and protect the executive’s personal and financial health and thus the Company’s investment in their development. The Company routinely examines the competitiveness of the perquisites offered in light of the evolving competitive landscape and determines whether any modifications are appropriate. See footnote 5 to the “Summary Compensation Table” on page 39.

Severance and Change in Control Benefits

The Company has entered into Change in Control Severance Agreements with its named executive officers which provide certain severance benefits in the event the named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of termination of employment through base salary and health benefit continuation, and outplacement services, with the intent of providing for a stable work environment. In addition to general severance, the Company provides enhanced benefits to its senior executives in the event of a change in control as a means of reinforcing and encouraging their continued attention and dedication to their duties of employment without the personal distraction or conflict of interest that could arise from the occurrence of a change in control.

The Company extends severance and change in control benefits because they are essential to help the Company fulfil its objectives of attracting and retaining key managerial talent. The decision to offer these benefits does not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on Exequity to ensure that such severance and change in control benefits align with the policy statements put forth by governance rating agencies and market practices in the area of severance and change in control compensation.

Accordingly, the Company’s Change in Control Severance Agreements contain the following provisions and reflect the types and amounts of compensation benefits payable to senior executives upon a change in control:

•	Double trigger (change in control plus termination of employment) required to obtain benefit

•	Lump sum cash payments not to exceed 2.75 times base salary plus short-term incentive award

•	Elimination of gross ups to cover excise taxes

For additional information relating to the Company’s change in control and severance benefits, see the “Potential Post-Employment Compensation Arrangements” on page 48.

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Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to its Chief Executive Officer and its three other most highly paid executive officers (other than its Chief Financial Officer), unless the compensation in excess of $1 million is performance-based. Payments under the Senior Plan, SARs granted under the Company’s Equity Plan with an exercise price of at least fair market value, and PBRS and performance shares granted under the Equity Plan are intended to qualify as performance-based compensation under Section 162(m) of the Code.

The Compensation Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, certain payments, including payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

Richard J. Swift, Chair

Carlos M. Cardoso

Andrew McNally IV

Carlos A. Rodriguez

John G. Russell

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EXECUTIVE COMPENSATION

Summary Compensation Table for Fiscal Year 2013

The following table sets forth the total compensation of Company’s named executive officers for the years ended December 31, 2013, December 31, 2012, and December 31, 2011.

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value and Nonqualified Deferred Compensation Plan Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
D. G. Nord	2013	900,000	2,196,158	1,500,240	918,000	1,108,809	125,814	6,749,021
President and CEO	2012	607,474	2,200,297	1,344,114	622,600	1,239,765	90,993	6,105,243
	2011	465,300	536,880	310,264	456,000	1,459,937	186,215	3,414,596
W. R. Sperry	2013	442,100	549,006	375,054	315,700	–	61,867	1,743,727
Senior Vice President	2012	401,596	630,077	388,029	327,000	–	59,453	1,806,155
and CFO
G. N. Amato	2013	500,200	549,006	375,054	423,700	362,168	23,362	2,233,490
Group Vice President	2012	479,100	490,035	289,689	422,600	966,186	27,536	2,675,146
	2011	456,300	482,252	278,685	460,000	1,318,448	24,297	3,019,982
W. T. Tolley	2013	441,400	396,626	270,865	281,200	160,036	41,543	1,591,670
Group Vice President	2012	430,600	385,832	228,137	409,900	419,885	39,200	1,913,554
	2011	410,100	385,791	222,954	390,400	355,738	39,914	1,804,897
S. H. Muse	2013	450,200	335,499	229,215	327,700	–	40,655	1,383,269
Group Vice President	2012	440,900	321,636	190,118	358,000	1,256,500	40,942	2,608,096
	2011	430,100	321,523	185,786	394,400	1,488,660	38,445	2,858,914
(1)	The amounts reported in the Salary column reflect salaries paid in the years indicated.
(2)	The amounts reported in the Stock Awards and Option Awards columns reflect the grant date fair value of performance-based restricted stock, performance shares and SARs granted in 2013 as calculated in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation, see Note 17 to the Consolidated Financial Statements for 2013 in the Form 10-K filed with the SEC on February 18, 2014. The actual value that an executive may realize from an award is contingent upon the satisfaction of the vesting conditions of the award. For SARs, the actual value of the award is based upon the positive difference between the base price and the market value of a share of Class B Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown. For performance shares, the grant date fair value is based upon the probable outcome of meeting the performance goals applicable to such shares at a target award of 100%.
(3)	The amounts reported in the Non-Equity Incentive Plan Compensation column reflect short-term incentive awards earned under the Company’s Incentive Compensation Plan and Senior Plan.
(4)	The amounts reported in the Change in Pension Value column reflect the change in the actuarial present value of each named executive officer’s accumulated benefit under the retirement plans in which he participates. In the case of Mr. Muse, his change in pension value for 2013 reflected a decrease of $359,655 as a result of the increase in discount rates applied in the calculation. See the “Employee Benefits” section on page 36 and “Retirement Plans” section on page 45. The present value of these accrued benefits at December 31, 2012 and December 31, 2013 is based on the Pension Protection Act 2014 Optional Combined Tables (gender distinct), using a discount rate of 4.20% and 5.10%, respectively. Participants are assumed to retire at age 62 or current age, if later.
(5)	The amounts reported in the All Other Compensation column for 2013 are detailed in the table below:

		Retirement Plan
	Perquisites(a)	Contributions(b)	Total
Name	($)	($)	($)
D. G. Nord	57,126	68,688	125,814
W. R. Sperry	23,453	38,414	61,867
G. N. Amato	15,712	7,650	23,362
W. T. Tolley	33,893	7,650	41,543
S. H. Muse	33,005	7,650	40,655
(a)	The amounts in the Perquisites column reflect the incremental cost to the Company for providing the use of an automobile to each named executive officer (Mr. Nord - $44,851 and Mr. Tolley – $27,793), which includes lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the NEO multiplied by the percentage attributable to personal use; the actual cost of financial planning or tax preparation services for Mr. Nord, Mr. Tolley and Mr. Muse; and the actual cost of an executive physical for Mr. Tolley and Mr. Muse.
(b)	The amounts in the Retirement Plan Contributions column reflect Company 401(k) matching contributions of $7,650 for each named executive officer under the DC Plan and a profit sharing contribution of $10,200 for Mr. Nord and Mr. Sperry. Also includes for Mr. Nord and Mr. Sperry a contribution of $50,838 and $20,564, respectively, under the DC Restoration Plan earned in 2013 to be made in 2014. See the “Non-Qualified Deferred Compensation” section on page 47.

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Grants of Plan-Based Awards in Fiscal Year 2013

The following table presents information concerning plan-based awards granted in 2013 to the named executive officers under the Company’s Incentive Award Plan, Senior Plan and Equity Plan. All stock awards are payable in shares of the Company’s Class B Common Stock.

			Est. Future Payouts Under			Est. Future Payouts Under			All Other	All Other		Grant
			Non-Equity Incentive Plan			Equity Incentive Plan			Stock	Option	Exercise	Date Fair
			Awards(1)			Awards(2)			Awards:	Awards:	or Base	Value of
									Number	Number of	Price of	Stock and
	Type								of Shares	Securities	Option	Option
	of	Grant	Threshold	Target	Max	Threshold	Target	Max	of Stock	Underlying	Awards(4)	Awards(5)
Name	Award	Date	($)	($)	($)	(#)	(#)	(#)	or Units(3)	Options(3)	($/Sh)	($)
D. G. Nord	STI		450,000	900,000	1,800,000	–	–	–	–	–	–	–
	LTI	12/10/13	–	–	–	4,973	9,945	19,890	8,344	60,837	107.865	3,696,398
W. R. Sperry	STI		154,735	309,470	618,940	–	–	–	–	–	–	–
	LTI	12/10/13	–	–	–	1,243	2,486	4,972	2,086	15,209	107.865	924,060
G. N. Amato	STI		175,070	350,140	700,280	–	–	–	–	–	–	–
	LTI	12/10/13	–	–	–	1,243	2,486	4,972	2,086	15,209	107.865	924,060
W. T. Tolley	STI		154,490	308,980	617,960	–	–	–	–	–	–	–
	LTI	12/10/13	–	–	–	898	1,796	3,592	1,507	10,984	107.865	667,491
S. H. Muse	STI		157,570	315,140	630,280	–	–	–	–	–	–	–
	LTI	12/10/13	–	–	–	760	1,519	3,038	1,275	9,295	107.865	564,714
(1)	The amounts reported in the Estimated Future Payouts Under Non-Equity Incentive Plan Awards columns reflect the target, threshold and maximum short-term incentive award opportunity for each of the named executive officers under the Company’s Incentive Award Plan and Senior Plan. The named executive officers are eligible for a payout within the threshold and maximum range depending upon several performance factors such as earnings per share, operating profit improvement and strategic objectives. See the “Short-Term Incentive Compensation” section on page 31.
(2)	The amounts reported in the Estimated Future Payouts Under Equity Incentive Plan Awards columns reflect the target number of performance shares awarded to the named executive officers under the Equity Plan on December 10, 2013, and the threshold and maximum number of performance shares that may be earned. Performance shares are earned based on the Company’s total return to shareholders at the end of a three-year performance period compared to that of other companies in the Standard & Poor’s Mid-Cap 400 Index. See the “Performance Share Awards” section on page 35.
(3)	The amounts reported in the All Other Stock Awards and All Other Option Awards columns reflect the number of PBRS and SARs, respectively, awarded to each of the named executive officers under the Equity Plan on December 10, 2013 SARs are subject to vesting in three equal annual installments on the anniversary of the grant date. PBRS vests in three equal annual installments based upon the Company’s performance with respect to certain pre-established performance criteria as measured on December 31, 2014, 2015 and 2016. Upon “Retirement”, as defined on page 41, PBRS remains eligible to vest subject to the Company performance with respect to said criteria as measured on each December 31 of the performance period. SARs and PBRS become fully vested upon death, disability or a change in control.
(4)	The amount reported in the Exercise or Base Price of Option Awards column reflects the mean between the high and low trading prices of the Company’s Class B Common Stock on the trading day immediately preceding the date of grant, which is the fair market value of the Class B Common Stock as defined under the Equity Plan.
(5)	The amounts reported in the Grant Date Fair Value of Stock and Option Awards column reflect the aggregate fair value of the PBRS, SAR and performance share awards granted to each named executive officer on December 10, 2013 as determined under FASB ASC Topic 718 and disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2014 Annual Report on Form 10-K filed with the SEC on February 18, 2014. For performance shares, fair value is based upon the probable outcome of meeting the performance goals related to total shareholder return at target and the assumptions disclosed in Note 17 to the Consolidated Financial Statements contained in the Company’s 2014 Annual Report on Form 10-K. The fair value of each award type is shown in the table below:

	Fair Values
	PBRS	SARs	Performance Shares	Total
Name	($)	($)	($)	($)
D. G. Nord	900,026	1,500,240	1,296,132	3,696,398
W. R. Sperry	225,006	375,054	324,000	924,060
G. N. Amato	225,006	375,054	324,000	924,060
W. T. Tolley	162,553	270,865	234,073	667,491
S. H. Muse	137,528	229,215	197,971	564,714

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Equity Award Plan Vesting Provisions

The following table describes the vesting provisions and exercise periods of each of the equity incentive awards granted to the named executive officers in 2013 or outstanding from prior grants under the scenarios shown. For each of these awards, “Retirement” shall mean that the named executive officer has terminated employment with the Company, is minimum age 55 and the executive’s age plus years of service with the Company equals or exceeds 70.

Involuntary Termination
(without cause) / Voluntary
Award Type	Normal Course	Termination	Retirement	Death / Disability
Restricted Stock(1)	Vests in three equal annual installments on the anniversary of the grant date	Unvested shares forfeited	Unvested shares fully vest	Unvested shares fully vest
PBRS	Vests in one-third increments subject to the Company’s EBITDA performance as a percentage of Company net sales for the preceding 12 months being greater than 10%, as measured on each December 31 of the performance period	Unvested PBRS forfeited	Unvested PBRS remain outstanding and eligible to vest in accordance with the vesting schedule and conditions described under “Normal Course”	Unvested PBRS fully vest
Performance Shares	Vests subject to the Company’s total shareholder return performance compared to the S&P Mid-Cap 400 at the end of a three-year period	Unvested performance shares forfeited	Eligible for pro-rata portion of shares that the executive would have earned at the end of the performance period had the executive not retired	Target number of shares fully vest
SARs	Vests in three equal annual installments on the anniversary of the grant date	Unvested SARs forfeited. Vested SARs are exercisable for the earlier of 90 days after the termination date or the 10th anniversary of the grant date.	Unvested SARs continue to vest in the normal course. Vested SARs are exercisable until 10th anniversary of grant date.	Unvested SARs fully vest. Upon death (or if the NEO dies within 90 days of termination of service due to disability) SARs are exercisable for earlier of 1 year after death or the 10th anniversary of the grant date.
(1)	No restricted stock awards were granted to the NEO’s in 2013 but remain outstanding from grants in prior years.

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Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, PBRS, SAR and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2013. All outstanding equity awards are in shares of the Company’s Class B Common Stock.

		Option Awards(1)				Stock Awards(2)
						No. of	Market	Equity Incentive	Equity Incentive
		No. of	No. of			Shares or	Value of	Plan Awards:	Plan Awards: Market
		Securities	Securities			Units of	Shares or	No. of Unearned	or Payout Value of
		Underlying	Underlying			Stock that	Units that	Shares, Units, or	Unearned Shares
		Unexercised	Unexercised	Option	Option	have not	have not	other Rights that	Units or other Rights
	Grant	Options (#)	Options (#)	Exercise	Expiration	Vested	Vested	have not Vested	that have not Vested
Name	Date	Exercisable	Unexercisable	Price ($)	Date	(#)	($)(3)	(#)(4)	($)(5)
D. G. Nord	12/1/08	21,210	–	29.275	12/1/18	20,606	2,243,993	22,527	2,453,190
	12/7/09	21,933	–	46.96	12/7/19
	12/6/10	19,531	–	59.95	12/6/20
	12/5/11	15,098	7,549	64.48	12/5/21
	6/6/12	9,303	18,607	76.015	6/6/22
	12/4/12	15,856	31,713	83.725	12/4/22
	12/10/13	–	60,837	107.865	12/10/23
W. R. Sperry	12/6/10	9,766	–	59.95	12/6/20	6,165	671,369	6,773	737,580
	12/5/11	8,136	4,069	64.48	12/5/21
	6/6/12	3,344	6,689	76.015	6/6/22
	12/4/12	3,964	7,928	83.725	12/4/22
	12/10/13	–	15,209	107.865	12/10/23
G. N. Amato	12/6/10	6,010	–	59.95	12/6/20	4,649	506,276	8,910	970,299
	12/5/11	6,781	6,781	64.48	12/5/21
	12/4/12	5,285	10,571	83.725	12/4/22
	12/10/13	–	15,209	107.865	12/10/23
W. T. Tolley	12/7/09	14,269	–	46.96	12/7/19	3,537	385,179	6,899	751,301
	12/6/10	14,273	–	59.95	12/6/20
	12/5/11	10,849	5,425	64.48	12/5/21
	12/4/12	4,162	8,325	83.725	12/4/22
	12/10/13	–	10,984	107.865	12/10/23
S. H. Muse	12/5/05	26,400	–	49.755	12/5/15	2,968	323,215	5,772	628,571
	12/4/06	23,767	–	52.85	12/4/16
	12/3/07	18,677	–	54.56	12/3/17
	12/1/08	23,612	–	29.275	12/1/18
	12/7/09	15,601	–	46.96	12/7/19
	12/6/10	13,522	–	59.95	12/6/20
	12/5/11	9,040	4,521	64.48	12/5/21
	12/4/12	3,468	6,938	83.725	12/4/22
	12/10/13	–	9,295	107.865	12/10/23
(1)	The Option Awards column reflects SARs that were granted to each named executive officer on the dates shown. SARs entitle the recipient to receive the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise. Generally, SARs vest and become exercisable in three equal installments on each of the first three anniversaries of the grant date. See the “Equity Award Plan Vesting Provisions” section on page 41.
(2)	The Stock Awards column reflects restricted stock granted on the following dates which vest in three equal installments (i) subject to the Company meeting certain pre-established performance goals as measured on December 31, 2014, 2015 and 2016 (12/10/13 grant); and (ii) on the anniversary of the grant date (12/04/12, 06/06/12 and 12/05/11 grants). See the “Equity Award Plan Vesting Provisions” section on page 41.

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		Number of Shares or Units of
		Stock That Have Not Vested
Name	Award Grant Date	(#)
D. G. Nord	12/10/13	8,344
	12/04/12	4,778
	06/06/12	6,405
	12/05/11	1,079
W. R. Sperry	12/10/13	2,086
	12/04/12	1,195
	06/06/12	2,302
	12/05/11	582
G. N. Amato	12/10/13	2,086
	12/04/12	1,593
	12/05/11	970
W. T. Tolley	12/10/13	1,507
	12/04/12	1,254
	12/05/11	776
S. H. Muse	12/10/13	1,275
	12/04/12	1,046
	12/05/11	647
(3)	The Market Value of Shares or Units that have not Vested is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2013 of $108.90.
(4)	The Equity Incentive Plan Awards column reflects performance shares granted on the following dates, for the performance periods noted. The actual payout of shares is based upon the satisfaction of performance criteria related to the Company’s total return to shareholders as compared to the total return to shareholders for companies in the Standard & Poor’s Mid-Cap 400 Index:

			Number of Shares or Units of
			Stock That Have Not Vested
Name	Award Grant Date	Performance Period	(#)
D. G. Nord	12/10/13	01/01/14 – 12/31/16	9,945
	12/04/12	01/01/13 – 12/31/15	8,634
	12/05/11	01/01/12 – 12/31/14	3,948
W. R. Sperry	12/10/13	01/01/14 – 12/31/16	2,486
	12/04/12	01/01/13 – 12/31/15	2,159
	12/05/11	01/01/12 – 12/31/14	2,128
G. N. Amato	12/10/13	01/01/14 – 12/31/16	2,486
	12/04/12	01/01/13 – 12/31/15	2,878
	12/05/11	01/01/12 – 12/31/14	3,546
W. T. Tolley	12/10/13	01/01/14 – 12/31/16	1,796
	12/04/12	01/01/13 – 12/31/15	2,266
	12/05/11	01/01/12 – 12/31/14	2,837
S. H. Muse	12/10/13	01/01/14 – 12/31/16	1,519
	12/04/12	01/01/13 – 12/31/15	1,889
	12/05/11	01/01/12 – 12/31/14	2,364
(5)	The Market or Payout Value of Unearned Shares that have not Vested is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2013, of $108.90.

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Option Exercises and Stock Vested During Fiscal Year 2013

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2013 on the exercise of SARs, and on the vesting of restricted stock. All SAR exercises are in shares of the Company’s Class B Common Stock.

	Option Awards		Stock Awards
	No. of Shares Acquired	Value Realized	No. of Shares	Value Realized
	on Exercise	Upon Exercise(1)	Acquired on Vesting	Upon Vesting
Name	(#)	($)	(#)	($)
D. G. Nord	–	–	7,573	775,749(2)
			6,668	801,627(3)
W. R. Sperry	31,250	1,922,170	2,782	285,403(2)
			3,334	400,813(3)
G. N. Amato	18,498	616,039	2,599	277,157(2)
			6,154	739,834(3)
W. T. Tolley	20,021	1,061,144	2,063	219,996(2)
			4,872	585,712(3)
S. H. Muse	–	–	1,794	191,393(2)
			4,616	554,936(3)
(1)	The amounts reported in the Value Realized Upon Exercise column reflect the difference between the base price of the SAR and the market price of the Company’s Class B Common Stock on the date of exercise.
(2)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of shares of restricted stock acquired upon vesting multiplied by the closing market price of the Company’s Class B Common Stock on the following vesting dates: December 4, 2013 and December 5, 2013 — $106.12, December 6, 2013 — $107.74, June 6, 2013 — $96.95, and September 11, 2013 — $103.95.
(3)	The amounts reported in the Stock Awards - Value Realized Upon Vesting column reflect the number of performance shares earned multiplied by the closing market price of the Company’s Class B Common Stock on February 13, 2014, $120.22, the date the delivery of the performance shares was approved, for the performance period ending December 31, 2013.

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Retirement Plans

Pension Benefits in Fiscal Year 2013

The following table provides information on the retirement benefits for the named executive officers under the Company’s DB Plan and DC Plan (tax qualified plans) and the DB Restoration Plan, DC Restoration Plan, Management Plan and Executive Plan (non-qualified plans, collectively, “Supplemental Plans”) in which they participate. See the “Employee Benefits” section on page 36.

		No. of Years	Present Value of	Payments During the
		Credited Service	Accumulated Benefit	Last Fiscal Year
Name	Plan Name	(#)	($)	($)
D. G. Nord	DC Plan	8.25	89,746	–
	DC Restoration Plan	8.25	227,594	–
	Executive Plan	8.25	5,669,533	–
W. R. Sperry	DC Plan	5.33	86,109	–
	DC Restoration Plan	5.33	92,322	–
G. N. Amato	DB Plan	25.67	1,001,648	–
	DB Restoration Plan	25.67	3,206,259	–
	Management Plan	6.25	999,198	–
W. T. Tolley	DB Plan	11.83	274,667	–
	DB Restoration Plan	11.83	693,825	–
	Management Plan	6.25	598,283	–
S. H. Muse	DB Plan	20.25	462,592	–
	DB Restoration Plan	20.25	1,005,026	–
	Executive Plan	10	3,794,919	–

(1)	For the DB Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2013 are determined based on the Pension Protection Act 2013 Optional Combined mortality tables (gender distinct), using a discount rate of 5.10%. Participants are assumed to retire at age 62 or current age, if later.

Pension Benefit Calculations

The following paragraphs describe the manner in which benefits are calculated under each of the Company’s retirement plans:

DB Plan and Restoration Plan

The DB Plan provides for participation by all regular full-time salaried employees who were employed by covered Company businesses on December 31, 2003. The annual benefits under the DB Plan upon normal retirement (age 65) are calculated under the following two formulas in which Final Average Compensation refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

•	For participants age 50 with 10 years of service at January 1, 2004 (“Grandfathered Participants”):

•	For all other participants hired before January 1, 2004, the formula is as follows:

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Grandfathered Participants will have benefits earned after 2003 calculated under whichever of the above two formulas produces a higher benefit. Early retirement (age 55 and at least 10 years of service) benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% (0.3% for Grandfathered Participants) for each month by which the executive’s early retirement is after age 60, but before age 65, and 0.3% (0.5% for Grandfathered Participants) for each month by which the executive’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan.

Benefits under the Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules.

Executive Plan and Management Plan

The Executive Plan provides designated executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan. Executive Plan benefits upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years:

Executive Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is reduced by 0.3% for each month by which the executive’s early retirement precedes age 62, and by an additional 0.2% for each month by which the executive’s early retirement precedes age 60. Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a change in control. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007.

Benefits under the Management Plan upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years, and benefits may not exceed 60% of Final Total Compensation:

Management Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the executive’s years of service up to the executive’s actual early retirement date reduced by 0.3% for each month by which the executive’s early retirement precedes age 65 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Management Plan benefits are payable based on a life annuity distribution except for benefits are paid out as a lump sum upon a change in control. Married participants also have a death benefit equal to 50% of their annuity payable to their spouse for the spouse’s life, in the event that the participant dies. Participation in the Management Plan is at the sole discretion of the Compensation Committee, which closed the Plan to new participants in 2010.

Except as otherwise provided, for Executive Plan and Management Plan participants who have entered into Change in Control Severance Agreements with the Company, no benefit is payable under the Executive Plan or Management Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan (or 5 years of service under the Management Plan), but such participant may be entitled to a benefit under the DB Plan, DC Plan, and DB and DC Restoration Plans.

DC Plan and DC Restoration Plan

The Company provides a discretionary profit sharing contribution under the DC Plan. Full-time salaried employees hired on or after January 1, 2004 are eligible to receive a discretionary contribution. The contribution is made after year end at the discretion of the Board of Directors. The amount is determined by multiplying the sum of the employee’s base salary and short-term incentive compensation by a certain percentage approved by the Board of Directors, which in recent years has been 4%. There is no guarantee, however, that that percentage will continue in future years.

Effective January 1, 2011, the Company adopted the DC Restoration Plan to allow for additional profit sharing and other contributions for those employees whose contributions are limited under the tax-qualified DC Plan due to compensation limits imposed by the IRS. Employees impacted by those limitations receive a contribution under the DC Restoration Plan equal to the same percentage used for the DC Plan multiplied by their compensation in excess of the IRS limits. Since the plan was first adopted on January 1, 2011, a retroactive contribution was made in early 2011 to cover the period from January 1, 2004 through December 31, 2010 for employees impacted by the IRS compensation limits during that period.

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Non-Qualified Deferred Compensation

Executive Deferred Compensation Plan

The Executive Deferred Compensation Plan (“EDCP”) enables certain designated executives to defer up to 50% of their annual short-term incentive compensation. Amounts deferred into the EDCP are invested at the discretion of the participant in mutual funds selected by the Compensation Committee, and all participants are 100% vested in the amounts they elect to defer. The Company is permitted to make discretionary contributions to EDCP participants, and to make contributions subject to vesting conditions or other restrictions. Since the EDCP’s adoption in 2008, however, no discretionary Company contributions have been made.

Participants are required to make their deferral elections by December 31 of the year prior to the year in which the short-term incentive award is earned. At that time, participants also elect the date on which they want their deferrals for that year and related earnings to be distributed. Distributions can be made at anytime while the participant remains an employee (but no sooner than two years after the year for which the deferral is made) or upon separation from service or a change in control. Distributions upon separation from service may be made in lump sum or installments over 5, 10 or 15 years. In service distributions and distributions upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Non-Qualified Deferred Compensation in Fiscal Year 2013

The following table provides information on the benefits payable to each NEO under the Company’s EDCP and DC Restoration Plan:

			Aggregate	Aggregate	Aggregate
	Executive	Registrant	Earnings in Last	Withdrawals/	Balance at
	Contributions in 2013	Contributions in 2013	FY	Distributions	12/31/13
Name	($)	($)(1)	($)(2)	($)	($)(3)
D. G. Nord	–	32,590	165,577	–	1,428,864
W. R. Sperry	–	16,483	11,465	–	71,758
G. N. Amato	–	–	–	–	–
W. T. Tolley	–	–	37,972	–	385,676
S. H. Muse	–	–	–	–	–

(1)	The amount reported in the Registrant Contributions in 2013 column reflects a profit sharing contribution for Mr. Nord and Mr. Sperry under the DC Restoration Plan earned for services in 2012 and contributed in 2013, but does not include an accrued profit sharing contribution of $50,838 for Mr. Nord and $20,564 for Mr. Sperry earned in 2013 to be contributed in 2014 which amounts are included in the All Other Compensation column of the Summary Compensation Table on page 39 for 2013.
(2)	The amounts reported in the Aggregate Earnings in Last FY column include aggregate earnings on the EDCP account balances and the DC Restoration Plan balances in 2013.
(3)	The amounts reported in the Aggregate Balance at 12/31/13 column reflect the balances of Mr. Nord and Mr. Tolley in the EDCP and for Mr. Nord also includes his balance in the DC Restoration Plan. For Mr. Sperry, the amount shown reflects his balance in the DC Restoration Plan.

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Potential Post-Employment Compensation Arrangements

The Company offers post-employment compensation and benefits to the named executive officers under its general Severance Policy (which is also available to senior level employees), Equity Plan, STI Plans, benefit plans and retirement plans, and pursuant to individual change in control severance agreements (“CIC Agreements”) that provide compensation and benefits only in the event of a change in control. The table below describes the types of compensation and benefits a named executive officer is eligible for under these plans, policies and agreements based on four termination scenarios –involuntary termination, death, disability, change in control and Retirement. No incremental amounts are payable to the named executive officers upon voluntary termination or termination for cause, therefore, these scenarios are not included in the table.

Scenario	Severance	Insurance Benefits	STI Award	LTI Award	Pension Benefits	Outplacement Services
Involuntary Termination Benefits paid under Severance Policy, Equity Plan, STI Plans and retirement plans	4 weeks base salary continuation for each year of service, 26 weeks minimum and 78 weeks maximum	Continued medical, dental and life insurance benefits for the salary continuation period	Pro-rated portion of target short-term incentive award earned through date of termination	Unvested PBRS, restricted stock, SARs and performance shares forfeited unless NEO meets definition of Retirement	–	Up to 12 months following termination. Benefit not exchangeable for cash equivalent.
Death Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested PBRS, restricted stock, SARs and performance shares become fully vested	–	–
Disability Benefits paid under the Equity Plan and retirement plans	–	–	–	Unvested PBRS, restricted stock, SARs and performance shares become fully vested	Unreduced immediate pension benefit based upon service projected to age 65	–
Change in Control Benefits paid under CIC Agreements, Equity Plan and benefit plans	Lump sum of NEO’s base salary times 2.75 for Mr. Nord and 2.5 for the other NEOs	Continued medical, dental and life insurance benefits under Company benefit plans after termination for 2.75 years for Mr. Nord, and 2.5 years for the other NEOs	Average short-term incentive awards received by the NEO in the three years preceding the change in control and a pro-rated portion of NEO’s annual STI Target for year in which termination occurs	Unvested PBRS, restricted stock, SARs and performance shares become fully vested	A lump-sum cash payment equal to the incremental value of: 2.75 years for Mr. Nord, and 2.5 years for the other NEOs of additional age and service credit under all Supplemental Plans in which the NEO participates	Up to 12 months following termination at a cost not to exceed 15% of the NEO’s annual base salary
Retirement Benefits paid under the Equity Plan	–	–	–	Unvested PBRS and performance shares remain eligible to vest subject to satisfaction of performance criteria, restricted stock becomes fully vested, and SARs continue to vest in the normal course	–	–

The following table reflects the estimated incremental post-termination amounts that would have been payable to a named executive officer in the event of termination of employment in each of the five scenarios described above on December 31, 2013. These amounts are calculated in accordance with the terms of the applicable plans, policies and agreements described in the preceding table and assume that the named executive officer has met the applicable eligibility requirements. The amounts in the table DO NOT include:

•	Any value that would be realized upon the exercise of vested SARs.

•	The estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s retirement plans except to the extent of additional age or service credit that the NEO may be entitled under a CIC Agreement.

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Post-Employment and Change in Control Payment Table

		Equity Awards with
	Severance(1)	Accelerated Vesting(2)(3)	Pension Benefits(4)	Welfare Benefits(5)	Total
Name	($)	($)	($)	($)	($)
D. G. Nord
Death	—	6,505,741	—	—	6,505,741
Disability	—	6,505,741	6,044,423	—	12,550,164
Involuntary Termination	1,453,856	—	—	130,656	1,584,512
Change in Control	3,237,263	6,505,741	7,498,222	182,593	17,423,819
W. R. Sperry
Death	—	2,024,990	—	—	2,024,990
Disability	—	2,024,990	—	—	2,024,990
Involuntary Termination	530,522	—	—	127,514	658,036
Change in Control	1,483,017	2,024,990	—	103,918	3,611,925
G. N. Amato
Death	—	2,059,653	—	—	2,059,653
Disability	—	2,059,653	—	—	2,059,653
Involuntary Termination	1,100,422	—	—	140,046	1,240,468
Change in Control	1,539,340	2,059,653	1,701,091	108,415	5,408,499
Retirement	—	506,276	—	—	506,276
W. T. Tolley
Death	—	1,598,410	—	—	1,598,410
Disability	—	1,598,410	1,659,909	—	3,258,319
Involuntary Termination	682,452	—	—	132,408	814,860
Change in Control	1,488,370	1,598,410	1,624,342	102,875	4,813,997
S. H. Muse
Death	—	1,336,894	—	—	1,336,894
Disability	—	1,336,894	984,114	—	2,321,008
Involuntary Termination	990,464	—	—	140,592	1,131,056
Change in Control	1,262,584	1,336,894	3,473,325	101,895	6,174,698
Retirement	—	323,215	—	—	323,215

(1)	The amounts reported in the Severance column also include the payment of the NEO’s target short-term incentive award earned through the date of termination.
(2)	The amounts reported in the Equity Awards with Accelerated Vesting column reflect the value realized by the NEO upon the exercise of all unvested SARs, and the vesting of all unvested PBRS, restricted stock and performance shares upon death, disability, or a change in control.
(3)	For Mr. Amato and Mr. Muse, each of whom meet the definition of Retirement, amounts shown reflect the value realized upon the vesting of all unvested restricted shares upon Retirement. The value realized is calculated using the closing market price of the Company’s Class B Common Stock on December 31, 2013 of $108.90. The amounts shown do not include the value of (i) SARs that are unvested at Retirement, but become exercisable post-Retirement, or (ii) outstanding performance shares at Retirement, which may vest on a prorated basis at the end of the applicable performance period post-Retirement.
(4)	The amounts reported in the Disability rows are calculated based on a 5.10% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the Pension Protection Act Optional Combined tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2013.
(5)	The amounts reported in the Welfare column include the payment of outplacement services for the NEO’s for up to twelve months and insurance benefit continuation calculated in accordance with the terms of the Severance Policy and CIC Agreements, as applicable.

Severance Policy

The Company has a severance policy which offers severance benefits to the named executive officers and other members of senior management in the event of involuntary termination or termination for reasons other than cause (“Severance Policy”). The Severance Policy offers salary continuation for a period of 4 weeks for each year of service with a minimum of 26 weeks and maximum of 78 weeks; continued medical, dental and life insurance benefits for the salary continuation period; a prorated portion of the employee’s target short-term incentive award earned through the date of termination; and outplacement services for up to 12 months. The Severance Policy does not offer benefits if termination of employment is the result of a change in control. In such event, the named executive officers would only be eligible for severance benefits pursuant to the terms of their CIC Agreements as described on page 50.

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Change in Control Severance Agreements

The Company is a party to CIC Agreements the named executive officers which provide severance benefits in the event of a termination of employment by the executive for good reason or by the Company (other than for cause or due to the executive’s death, disability or retirement) within two years after a change in control or, in certain circumstances, in anticipation of a change in control. A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. CIC Agreements may only be granted with the approval of the Board of Directors, upon the recommendation of the Compensation Committee.

The CIC Agreements contain a provision whereby the severance multiple is reduced in monthly increments over the two-year period following the named executive officer’s 63rd birthday, until it reaches one times the executive’s base salary and average short-term incentive award. Payments under the CIC Agreements are offset by severance or similar payments and/or benefits received by the executive under any other Company plan or policy.

The CIC Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. The CIC Agreements do not provide for any tax-gross up in the event the payments are not reduced, and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. No benefits are payable under the CIC Agreements if a named executive officer is terminated for “cause” or if the named executive officer terminates employment other than for “good reason” as defined in the CIC Agreements.

The Company has established a grantor trust to secure the benefits to be provided under the CIC Agreements, the Executive Plan, Management Plan, DB Restoration Plan, and DC Restoration Plan and other plans maintained by the Company for the benefit of members of the Company’s senior management.

Supplemental Plan Benefits

Certain provisions of the Executive Plan and Management Plan do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan and Management Plan provide for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain competitive activities; (iii) reduction in benefits upon early retirement; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan and Management Plan are automatically deleted upon the occurrence of a change of control event. In addition, a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits) and Supplemental Plan benefits accrued prior to the change of control event, may not be reduced after the occurrence of a change of control. If a participant’s employment is terminated after a change of control, unless the participant elects to receive a distribution of Supplemental Plan benefits in installment payments, the participant will receive payment of benefits in one lump sum within 10 days after termination.

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RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - ITEM 2

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm (independent auditor) for 2014. Although ratification of our selection of independent auditors is not required, we value the opinions of our shareholders and wish to submit the matter to a vote at the 2014 Annual Meeting as a matter of sound corporate governance.

PricewaterhouseCoopers LLP has served as the Company’s independent auditors for many years. We have been advised that a representative of PricewaterhouseCoopers LLP will attend the 2014 Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if desired.

In the event the selection of PricewaterhouseCoopers LLP is not ratified by the shareholders, the Audit Committee would reconsider the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor. Even if the selection of independent auditors is ratified, the Audit Committee still retains the discretion to select a different independent auditor at any time if it determines that such a change would be in the best interests of the Company and our shareholders.

Audit and Non-Audit Fees

The following table shows the aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2013 and December 31, 2012:

	2013	2012
Audit Fees(1)	$2,479,200	$2,502,000
Audit-Related Fees(2)	125,335	484,000
Tax Fees(3)	634,000	448,000
All Other Fees(4)	6,200	6,000
TOTAL FEES	$3,244,735	$3,440,000

(1)	The amount included under Audit Fees consist of fees for professional services rendered for the audits of the Company’s consolidated annual financial statements, and the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.
(2)	The amount included under Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans.
(3)	The amount included under Tax Fees include domestic and international income tax planning assistance and foreign entity compliance services.
(4)	The amount included under All Other Fees consists of fees for products and services other than the services reported above. These services include fees related to technical publications purchased from the independent registered public accounting firm.

Audit and Non-Audit Services Pre-Approval Policy

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by the independent auditors prior to their engagement. The Services Policy underscores the need to ensure the independence of the independent auditor while recognizing that the independent auditor may possess the expertise on certain matters that best position it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing.

The Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee is also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services. The Services Policy provides the Audit Committee a description of services that can be performed such as audit, audit-related, tax and other permissible non-audit services. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors. Any proposed services exceeding pre-approved amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved levels. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

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Vote Requirement

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Abstentions and broker non-votes will not affect the voting results. Because brokers have the discretionary authority to vote on the ratification of auditors, we do not expect any broker non-votes in connection with the ratification.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter adopted and approved by the Board of Directors effective December 6, 2011, which Charter is reviewed annually by the Audit Committee. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described in the “Corporate Governance” section on page 17.

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	The Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements;

•	The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	The Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Audit Committee

Lynn J. Good, Chair
Carlos M. Cardoso
Anthony J. Guzzi
Neal J. Keating
John F. Malloy
Steven R. Shawley

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ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS - ITEM 3

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are requesting shareholder approval, on an advisory (non-binding) basis, of the compensation of our named executive officers as presented in this Proxy Statement in the Compensation Discussion and Analysis beginning at page 26 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 39.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2013 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program has been designed to attract and retain highly-talented executives, deliver compensation that is competitive and fair compared to relevant benchmarks, reward strong Company performance, and motivate executives to maximize long-term shareholder returns. To achieve our objectives, we have adopted and maintain sound compensation governance practices and a strong pay for performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis. Highlights of our program include:

•	Base salaries and annual short-term incentive awards targeted at the 50th percentile for similarly sized companies, with awards paid upon achievement of established targets;

•	A mixture of salary and incentive compensation that provides for an average of 70% of the named executive officers’ compensation to be “at-risk” and dependent on individual and company performance;

•	100% of an executive’s long-term incentive award value subject to performance-based conditions;

•	Caps on incentive award payouts and the elimination payouts for performance below a minimum threshold;

•	Performance goals designed to challenge executives to high levels of performance and offer incentive compensation only upon achievement of such goals;

•	Requirement for senior executives, including the NEO’s, to own and retain Company stock equal to between 3 and 5 times their base salary;

•	A Compensation Recovery Policy to recover performance-based compensation under certain prescribed acts of misconduct and/or terminate the executive;

•	Limited perquisites and no tax gross ups of any kind;

•	Closed participation in all Company supplemental retirement plans; and

•	Annual risk assessment to determine whether the Company’s compensation policies encourage risk taking.

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers. At the 2011 Annual Meeting, our shareholders also voted in favor of the proposal to hold say on pay votes every three years. Accordingly, our next advisory say on pay vote (following the non-binding advisory vote at this Annual Meeting) is expected to occur at our 2017 Annual Meeting of Shareholders.

Vote Requirement

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class is required to approve, on an advisory, non-binding basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the voting results.

The Board Of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Approval by Non-Binding Vote of the Compensation of our Named Executive Officers.

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GENERAL

Solicitation Expenses

The Company will pay the cost of soliciting proxies for the 2014 Annual Meeting. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. No additional compensation will be paid to the Company’s directors, officers or employees for such services. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies at an estimated cost of $10,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2013 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met except that due to an administrative oversight one Form 4 for Mr. Powers reporting three transactions, and one Form 4 for Mr. Malloy reporting one share acquisition were not timely filed.

Information Regarding Executive Officers

In 2005, Mr. Tolley entered into an agreement with the SEC to settle charges that he had allegedly violated certain provisions of the federal securities laws at his prior employer, which resulted in material misstatements of certain of such employer’s quarterly earnings in 2000. Pursuant to the agreement, Mr. Tolley, without admitting or denying the allegations of the SEC’s complaint, consented to the entry of a final judgment permanently enjoining him from further violations of the federal securities laws, and to pay a civil penalty in the amount of $50,000. The charges were not related to the Company or to Mr. Tolley’s service with the Company. The Board considered this matter in connection with Mr. Tolley’s return to the Company on May 2, 2005, following a period of paid administrative leave.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and related persons participate to determine whether related persons have a direct or indirect material interest in any such transactions. Under SEC rules, a related person is any person who is or was since the beginning of the last fiscal year a director, executive officer, nominee for director, or beneficial owner of more than 5% of the Company’s Class A or Class B Common Stock, or any of his or her immediate family members. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s Proxy Statement. In addition, the NCGC reviews and approves or ratifies any related person transaction that is required to be disclosed. See the discussion under “Director Independence” above on page 17.

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Certain Relationships and Related Transactions

Mr. John F. Mulvihill serves as a trustee of the Roche Trust and the Hubbell Trust, which collectively own approximately 48.67% of the Company’s Class A Common Stock. Mr. Mulvihill, as a result of his position as trustee, is deemed a beneficial owner of the shares owned by the Roche Trust and Hubbell Trust. Mr. Mulvihill serves as Assistant Secretary and Assistant General Counsel of the Company. In connection with his employment during the fiscal year ended December 31, 2013, he received an annual base salary of $208,200, a short-term incentive award of $82,683 (earned in 2012 and paid in 2013) and $74,300 (earned in 2013 and paid in 2014), grants of restricted stock and SARs with an aggregate grant date fair value of $105,406, and a contribution by the Company on his behalf of $7,650 to his 401(k) plan account.

Shareholder Proposals and Nominations for Director

Proposals Intended for Inclusion in the 2015 Proxy Materials

Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2015 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than November 19, 2014.

Proposals Not Intended for Inclusion in the 2015 Proxy Materials

The Company’s By-Laws set forth specific procedures and requirements in order to nominate a director or submit a proposal to be considered at the 2015 Annual Meeting of Shareholders. These procedures require that any nominations or proposals must be received by the Company no earlier than February 5, 2015 and no later than February 25, 2015 in order to be considered.

If, however, the date of the 2015 Annual Meeting is more than 20 days before or more than 70 days after May 6, 2015, shareholders must submit such nominations or proposals not earlier than the 90th day prior to the meeting and not later than the close of business on the later of the 70th day prior to the meeting or the 10th day following the day on which public announcement of the date of the meeting is first made by us. In addition, with respect to nominations for directors, if the number of directors to be elected at the 2015 Annual Meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board at least 80 days prior to May 6, 2015, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which such public announcement is first made by us.

A shareholder’s notice to nominate a director or bring any other business before the 2015 Annual Meeting must set forth certain information specified in our By-Laws. For additional information on the time limitations and requirements related to director nominations or other shareholder proposals, see the Company’s By-Laws at www.hubbell.com in the Investor Info section.

By Order of the Board of Directors

Hubbell Incorporated

Shelton, Connecticut

March 19, 2014

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reliable    |    electrical    |    solutions

Serving Our	Operating with	Growing the	Developing
Customers	Discipline	Enterprise	Our People

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HUBBELL INCORPORATED 40 Waterview Drive Shelton, CT 06484 ATTN:Corporate Secretary	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:
01	Carlos M. Cardoso	02	Lynn J. Good	03	Anthony J. Guzzi	04	Neal J. Keating	05	John F. Malloy
06	Andrew McNally IV	07	David G. Nord	08	G. Jackson Ratcliffe	09	Carlos A. Rodriguez	10	John G. Russell
11	Steven R. Shawley	12	Richard J. Swift

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2014.

3.

Approval, on an advisory, non-binding basis, of the compensation of the named executive officers as presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 6, 2014.

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)
	Yes	No
Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10K is/are available at www.proxyvote.com.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HUBBELL
INCORPORATED
For Annual Meeting of Shareholders, May 6, 2014 9:00 AM

The undersigned hereby appoints each of AN-PING HSIEH and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Class A Common Stock at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2014 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR the election of each nominee for director, and FOR Proposals 2 and 3, unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

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HUBBELL INCORPORATED 40 Waterview Drive Shelton, CT 06484 ATTN:Corporate Secretary	VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS DETACH
AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors

Nominees:
01	Carlos M. Cardoso	02	Lynn J. Good	03	Anthony J. Guzzi	04	Neal J. Keating	05	John F. Malloy
06	Andrew McNally IV	07	David G. Nord	08	G. Jackson Ratcliffe	09	Carlos A. Rodriguez	10	John G. Russell
11	Steven R. Shawley	12	Richard J. Swift

The Board of Directors recommends you vote FOR proposals 2 and 3.		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as independent registered public accountants for the year 2014.

3.

Approval, on an advisory, non-binding basis, of the compensation of the named executive officers as presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 6, 2014.

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)
	Yes	No
Please indicate if you plan to attend this meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, and Annual Report on Form 10K is/are available at www.proxyvote.com.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS HUBBELL
INCORPORATED
For Annual Meeting of Shareholders, May 6, 2014 9:00 AM

The undersigned hereby appoints each of AN-PING HSIEH and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Class B Common Stock at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2014 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR the election of each nominee for director, and FOR Proposals 2 and 3, unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side